As filed with the Securities and Exchange Commission on December 30, 1994
                                             Registration No. 33-_______



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              ______________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                              ______________

                                 MOOG INC
            (Exact name of issuer as specified in its charter)
                              ______________

                                 New York
      (State or other jurisdiction of incorporation or organization)
                                16-0757636
                   (I.R.S. Employer Identification No.)

                     East Aurora, New York  14052-0018
            (Address of Principal Executive Offices) (Zip Code)

                MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN
                         (Full Title of the plan)

                               Joe C. Green
         Executive Vice President and Chief Administrative Officer
                                 Moog Inc.
                        East Aurora, New York 14052
                  Name and address of agent for service)

       Telephone number, including area code, of agent for service:
                               716-652-2000

           Copy to:  PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER
                          Buffalo, New York 14203
                    Attention:  John B. Drenning, Esq.

 Title of                     Estimated      Estimated
securities       Amount       offering       aggregate       Amount of
  to be          to be        price per      offering       registration
registered     registered       share          price            fee

Class A
Common Stock
$1 par value   200,000 shares  $9.25         $1,850,000      $  637.94

Class B
Common Stock
$1 par value   300,000 shares  $14.94        $4,482,000      $1,545.53

                           Page 1 of _____ Pages
                    Exhibit Index Appears on Page ____

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A and Class B Common Stock on the American Stock Exchange on December 29, 1994.


Pursuant to Rule 429, the Prospectus deemed to be contained in this Registration Statement also relates to Registration Statement Nos. 33-20069, 33-33958 and 33-62968.

                             PART II

        ADDITIONAL INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended September 30, 1994.

     (b)  Proxy Statement dated January 7, 1994.

     (c) The description of the Company Stock contained in the Company's Registration Statement on Form S-8 dated March 22, 1990
(Registration No. 33-33958).

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's By-laws contain provisions to protect each present and former director or officer of the Company, to the fullest extent permitted by the New York Business Corporation Law, from any liability arising out of his actions as such officer or director.

     The shareholders of the Company, at the Annual Meeting of Shareholders held February 15, 1988, approved an amendment to the Company's Restated Certificate of Incorporation. The effect of this amendment is to eliminate directors' liability to the Company arising out of any actions taken as such directors which were not taken in bad faith or did not involve intentional misconduct, knowing violation of law or improper personal financial gain to the director.


                             (II-1)

     Shareholder approval at the Annual Meeting was also obtained for indemnification agreements to be entered into between the Company and its directors and certain executive officers. These agreements provide for the indemnification by the Company of the directors and officers for any amounts they may become obligated to pay, including legal fees and expenses, in connection with a claim against them for which the Company's Restated Certificate of Incorporation or By-laws otherwise provide indemnification.

     The New York Business Corporation Law contains provisions affecting indemnification of directors and officers of the Company, to which reference is made for the complete statutory provisions relating to indemnification of directors and officers of a New York corporation.

     The Company maintains a standard directors and officers liability insurance policy which will reimburse the company for any payments it may make in indemnification of officers and directors and pay any other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS

     See the Exhibit Index, below.

Item 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in


                             (II-2)
          the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such

                             (II-3)
          indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





































                             (II-4)

                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York, on the 2nd day of December, 1994.

                              MOOG INC.


                              By: William P. Burke
                                  William P. Burke
                                  Treasurer








































                             (II-5)

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Banta and Richard A. Aubrecht, or each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title              Date

                              President and
                              Chief Executive
                              Officer (Principal
                              executive officer)
Robert T. Brady               and Director       December 2, 1994
Robert T. Brady

                              Executive Vice
                              President, Chief
                              Financial Officer
                              and Asst. Secretary
                              (Principal financial
Robert R. Banta               officer)           December 2, 1994
Robert R. Banta


                              Controller
                              (Principal
                              accounting
Donald R. Fishback            officer)           December 2, 1994
Donald R. Fishback


Richard A. Aubrecht           Director           December 2, 1994
Richard A. Aubrecht, Ph.D.


Joe C. Green                  Director           December 2, 1994
Joe C. Green


                             (II-6)

John D. Hendrick              Director           December 2, 1994
John D. Hendrick


Kenneth J. McIlraith          Director           December 2, 1994
Kenneth J. McIlraith


Peter P. Poth                 Director           December 2, 1994
Peter P. Poth


Arthur S. Wolcott             Director           December 2, 1994
Arthur S. Wolcott










































                             (II-7)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York, on the 2nd day of December, 1994.

                              MOOG INC. SAVINGS AND STOCK
                                OWNERSHIP PLAN
                                ADMINISTRATIVE COMMITTEE


                              By        Joe C. Green
                                Name:   Joe C. Green
                                Title:  Member of Adminis-
                                        trative Committee









































                             (II-8)

                          EXHIBIT INDEX

                                                       Sequential
                                                      Page Number


3(a)   -  Restated Certificate of Incorporation
          and By-Laws of the Company, incorporated by reference to exhibit (iii) of the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1989.

4(a)   -  Moog Inc. Savings and Stock Ownership
          Plan effective October 1, 1989.

4(b)   -  Amendment No. 1 effective June 18, 1994
          to the Moog Inc. Savings and Stock
          Ownership Plan.

5(a)   -  Opinion of Phillips, Lytle, Hitchcock,
          Blaine & Huber as to the legality of the shares registered.

5(b)   -  Opinion of Phillips, Lytle, Hitchcock,
          Blaine & Huber as to certain requirements of ERISA and the Code.

24(a)  -  Consent of KPMG Peat Marwick LLP.

24(b)  -  Consent of Phillips, Lytle, Hitchcock,
          Blaine & Huber (included in Exhibits 5(a) and 5(b)).

24(c)  -  Consents of Coopers & Lybrand.

                          EXHIBIT 4(a)


           Moog Inc. Savings and Stock Ownership Plan

                            MOOG INC.

                SAVINGS AND STOCK OWNERSHIP PLAN






               Restated Effective October 1, 1989

                            MOOG INC.
                SAVINGS AND STOCK OWNERSHIP PLAN

              (Restated Effective October 1, 1989)



                        TABLE OF CONTENTS


                                                             Page


ARTICLE I - DEFINITIONS                                        2

     1.1  Acquisition Loan                                     2
     1.2  Administrative Committee                             2
     1.3  Beneficiary                                          2
     1.4  Board of Directors                                   2
     1.5  Break in Service                                     2
     1.6  Code                                                 3
     1.7  Compensation                                         3
     1.8  Disability                                           3
     1.9  Employee                                             4
     1.10 Employer                                             4
     1.11 Employer Matching Contribution Account               4
     1.12 Employer Stock                                       4
     1.13 Employer Stock Suspense Account                      4
     1.14 Employing Company                                    4
     1.15 Entry Date                                           4
     1.16 ERISA                                                5
     1.17 ESOP Account                                         5
     1.18 Excused Absence                                      5
     1.19 Hour of Service                                      6
     1.20 Investment Committee                                 9
     1.21 Investment Manager                                   9
     1.22 Participant                                          9
     1.23 Plan                                                 9
     1.24 Plan Year                                            9
     1.25 Qualified Participant                               10
     1.26 Retirement                                          10
     1.27 Rollover Account                                    10
     1.28 Savings Account                                     10
     1.29 Savings Agreement                                   10
     1.30 Trust Agreement                                     11
     1.31 Trustee                                             11
     1.32 Trust Fund                                          11
     1.33 Year of Service                                     11

ARTICLE II - PARTICIPATION AND ENTRY DATE                     13

     2.1  Initial Eligibility                                 13
     2.2  Procedure for and Effect of Admission               13
     2.3  Breaks in Service; Termination of Employment        14

ARTICLE III - CONTRIBUTIONS                                   15

     3.1  Employer Contributions                              15
     3.2  Employee Contributions                              15

ARTICLE IV - SAVINGS CONTRIBUTIONS                            16

     4.1  Amount of Savings Contributions                     16
     4.2  Allocation of Savings Contributions                 16
     4.3  Timing of Savings Contributions Allocations         16
     4.4  Requirements Regarding Savings Agreements           16

ARTICLE V - ESOP CONTRIBUTIONS                                20

     5.1  Amount of ESOP Contribution                         20
     5.2  Allocation of ESOP Contributions                    20
     5.3  Timing of ESOP Contribution Allocations             21

ARTICLE VI - EMPLOYER MATCHING CONTRIBUTIONS                  23

     6.1  Amount of Employer Matching Contributions           23
     6.2  Timing of Employer Matching Contributions           23
     6.3  Special Investment Requirement                      23
     6.4  Nondiscrimination Requirement                       24

ARTICLE VII - ROLLOVER CONTRIBUTIONS                          25

     7.1  In General                                          25

ARTICLE VIII - ACQUISITION LOANS                              26

     8.1  In General                                          26
     8.2  Use of Proceeds                                     26
     8.3  Purchase of Shares                                  26
     8.4  Sole Recourse                                       27
     8.5  Loan Terms                                          27
     8.6  Liability for Loan Terms                            28

ARTICLE IX - EMPLOYER STOCK SUSPENSE ACCOUNT                  29

     9.1  Employer Stock Suspense Account                     29
     9.2  Allocation of Employer Stock                        29
     9.3  Dividends                                           30

ARTICLE X - THE TRUST FUND                                    31

     10.1 Trust Fund                                          31
     10.2 Investment of ESOP and Employer Matching
           Contributions                                      31
     10.3 Investment of Other Contributions                   34
     10.4 Voting of Allocated Shares                          35
     10.5 Voting of Unallocated Shares                        35
     10.6 Purchase Offers - Allocated Shares                  35
     10.7 Purchase Offers - Unallocated Shares                36
     10.8 Trustee's Fiduciary Duties                          36



                              (ii)

     10.9 Receipt of Cash Upon Sale or Exchange of
           Allocated Shares                                   36
     10.10     Receipt of Cash Upon Sale or Exchange of
           Unallocated Shares                                 37

ARTICLE XI - DISTRIBUTION TO PARTICIPANTS                     39

     11.1 Retirement, Disability or Death                     39
     11.2 Lay-Off                                             41
     11.3 Vesting                                             42
     11.4 Consents                                            42
     11.5 Risk of Loss                                        42
     11.6 Beneficiaries                                       42
     11.7 Termination of Service for Any Other Reason         43
     11.8 Forms of Distributions                              44
     11.9 Withdrawals                                         45

ARTICLE XII - ADMINISTRATION OF PLAN AND MANAGEMENT OF PLAN
             ASSETS                                           51

     12.1 Employer Responsibility and Actions                 51
     12.2 Administrative Committee                            51
     12.3 Delegation of Administrative Committee
           Responsibilities                                   52
     12.4 Investment Committee                                53
     12.5 Plan Records                                        54
     12.6 Dual Capacities                                     55
     12.7 Payment of Expenses                                 55
     12.8 Investment Committee's Fiduciary Duties             55
     12.9 Indemnification of the Committees                   56

ARTICLE XIII - CLAIMS PROCEDURES                              58

     13.1 Applications for Benefits                           58
     13.2 Appeals of Denied Claims for Benefits               58

ARTICLE XIV - AMENDMENT OR TERMINATION                        61

     14.1 Exclusive Benefit                                   61
     14.2 Termination                                         61

ARTICLE XV - MISCELLANEOUS                                    63

     15.1 Anti-Alienation                                     63
     15.2 Not a Contract of Employment                        63
     15.3 Incapacity                                          64
     15.4 Current Address                                     64

ARTICLE XVI - LIMITATIONS                                     65

     16.1 In General                                          65
     16.2 Priority                                            65
     16.3 Special Limitation                                  65

ARTICLE XVII - MERGERS, CONSOLIDATIONS AND ASSETS OR
               LIABILITY TRANSFERS                            67

     17.1 In General                                          67
                              (iii)

ARTICLE XVIII - PLAN EFFECTIVENESS CONDITIONED                68

     18.1 In General                                          68

ARTICLE XIX - TOP-HEAVY PROVISIONS                            69

     19.1 In General                                          69
     19.2 Definitions                                         69
     19.3 Minimum Allocations                                 76
     19.4 Top-Heavy Plan Vesting                              77
     19.5 Top-Heavy Compensation                              77
     19.6 Super Top-Heavy Plan                                78














































                              (iv)

                            MOOG INC.
                SAVINGS AND STOCK OWNERSHIP PLAN



(Restated effective October 1, 1989)


     The Moog Inc. Savings and Stock Ownership Plan was adopted to amend and restate, effective as of October 1, 1987, and expand the Moog Inc. Savings and Investment Plan as in effect prior to such date, primarily by providing Employees with a vehicle through which to gain a proprietary interest in Moog Inc. through stock ownership. As of October 1, 1987, the Plan, as amended and restated, included an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Internal Revenue Code) which, consisting of Employees' ESOP Accounts and Employer Matching Contribution Accounts under the Plan, is primarily invested in the stock of Moog Inc., and provides for the regular and systemic contributions by the Employer and by the Employees. Effective October 1, 1989, the Plan is again amended and restated. In general, the Plan as in effect prior to October 1, 1989 will continue to apply to those individuals who terminated employment prior to such date except as otherwise provided by the Plan or under applicable law.

                            ARTICLE I
                           DEFINITIONS


1.1 "Acquisition Loan" shall mean any loan to the Trust, including a loan from or guaranteed by the Employer, to the extent that the proceeds of such loan are used to acquire
Employer Stock for the Plan and to the extent that the applicable requirements of Treasury Regulation 54.4975-7 are met.


1.2 "Administrative Committee" shall mean the administrative committee appointed by the Board of Directors and acting pursuant to the provisions of Section 12.2.


1.3 "Beneficiary" shall mean any person designated in writing by a Participant on a form filed with the Employer to receive distribution of the Participant's interest under the Plan in the event of his death; provided, however, in the case of a Parti-cipant who is married at the time of his death, the Beneficiary of such Participant shall be his surviving spouse unless such spouse has consented to the Participant's Beneficiary designation in accordance with Section 205(c)(2) of ERISA.


1.4 "Board of Directors" shall mean the Board of Directors of Moog Inc., as constituted from time to time.


1.5 "Break in Service" shall mean failure by a Participant to complete more than five hundred (500) Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs.
A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan setting forth circumstances of Excused Absence.


1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.


1.7 "Compensation" shall mean the total remuneration paid to an Employee for services rendered including profit share payments, overtime pay and shift differential, but excluding severance pay, reimbursed expenses and, except as hereinafter provided, any benefits under the Plan. Compensation shall be determined prior to any reduction pursuant to a Participant's election to voluntarily defer or reduce his compensation under this Plan or any other employee benefit plan of the Employer generally available to all levels of Employees of the Employer upon satisfaction of eligibility requirements. Notwithstanding the foregoing, Compensation shall not include any amounts in excess of $200,000.

1.8 "Disability" shall mean a mental or physical disability which renders a Participant unable to perform his regular duties in the employment of the Employer, as determined by the Admini-strative Committee. The Committee may require medical evidence of any Disability and its determination shall be conclusive.


1.9  "Employee" shall mean any person employed in the United
States by the Employer.


1.10 "Employer" shall mean Moog Inc. and any subsidiary or affiliated corporation which, with the approval of the Board of Directors and subject to such conditions as it may impose, shall be included in this Plan.


1.11 "Employer Matching Contribution Account" shall mean the account established for a Participant pursuant to Section 6.1. Amounts credited to a Participant's Employer Matching Contri-bution Account shall be 100% vested and nonforfeitable at all times.


1.12 "Employer Stock" shall mean any class of Stock of the Employer; provided, however, that if stock is acquired with the proceeds of an Acquisition Loan, such stock must be a qualifying employer security for purposes of Section 4975(e)(8) of the Code.


1.13 "Employer Stock Suspense Account" shall mean the account or accounts established under the Plan to hold Employer Stock acquired with the proceeds of an Acquisition Loan until such Employer Stock is allocated to Participants' ESOP and/or Employer Matching Contribution Accounts under the terms of the Plan.


1.14 "Employing Company" shall mean the employer corporation which pays the particular Employee.


1.15 "Entry Date" shall mean May 1 and November 1 of each year.


1.16 "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.


1.17 "ESOP Account" shall mean the account established under the Plan to hold Employer contributions made pursuant to Section 5.1 and allocated pursuant to Section 5.3.


1.18 "Excused Absence" means any of the following:

     (a) Absence on leave granted by the Employer for any cause for the period stated in such leave, or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purpose of this subparagraph (a), the Employer shall give equal treatment to all Employees in similar circumstances.

     (b) Absence in any circumstance provided that the Employee continues to receive his regular compensation from the Employer.

     (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

     (d) Absence by reason of illness or Disability until such time as the employment relationship between Employee and Employer is severed.

     An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a Break in Service as of the later of (1) or
(2):
          (1) The first day of such absence if the Employee fails to return to the service of the Employer-

               (A) Within five (5) days of expiration of any leave of absence referred to in paragraph (a) hereof;

               (B)  At such time as the payment of regular
          compensation is discontinued as referred to in paragraph (b) hereof;

               (C) Within six (6) months after his discharge or release from active duty, or, if the Employee does not return to service with the Employer within the said six
          (6) months' period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such Disability as evidenced by release from confinement in a military or veterans hospital, or

               (D) Upon recovery from illness or Disability. (The Administrative Committee, after consultation with a physician of its choice, shall be the sole judge of whether or not recovery from illness or Disability has occurred for the purpose of this subsection.)

          (2) The first day of the first Plan Year in which the Employee fails to complete more than five hundred (500)
     Hours of Service.


1.19 "Hour of Service" shall mean (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer during the applicable computation period,
(b) each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Notwithstanding the foregoing, (i) not more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the employee performs no duties;
(ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour worked, regardless of the rate of compen-sation in effect with respect to such hour.

     Hours of Service may also be credited solely on the basis of hours worked or regular time hours, in accordance with the regulations issued by the Secretary of Labor.

     In determining the number of Hours of Service to be credited to an Employee, as well as in determining the computation period to which all Hours of Service should be credited, to the extent not provided above, the rules set forth in Department of Labor Regulations 29 CFR Sections 2530.200b-2(b) and (c), which are hereby incorporated by reference, shall be followed.

     Solely for purposes of determining whether a Break in Service, as defined in Section 1.5, for participation purposes, has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
(i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period. The total number of Hours of Service required to be treated as completed for any period referred to in this paragraph shall not exceed 501 hours.


1.20 "Investment Committee" shall mean the committee appointed by the Board of Directors and acting pursuant to the provisions of
Section 12.4.


1.21 "Investment Manager" shall mean an investment manager or managers, who satisfy the requirements of Section 3(38) of ERISA, appointed by the Administrative Committee pursuant to

Section 12.3, if any, to manage, acquire and dispose of the assets of the Plan as specified in such appointment.


1.22 "Participant" shall mean any person who has been or is an Employee and who has been admitted to participate in the Plan pursuant to the provisions of Article II. The term "Participant" shall include active Participants (those who are currently eligible to share in Employer contributions to the Plan), retired Participants (those former Employees presently receiving benefits under the Plan) and vested Participants (Employees who are no longer active Participants, former Employees who have incurred Breaks in Service and, if the Plan is terminated, former active Participants who remain Employees of the Employer, any of whom are entitled at some future date to the distribution of benefits from the Plan).


1.23 "Plan" shall mean the Moog Inc. Savings and Stock Ownership
Plan as from time to time in effect.


1.24 "Plan Year" shall mean the twelve month period beginning each October 1 and ending each September 30.


1.25 "Qualified Participant" shall mean any Participant who has attained age 55 and completed at least ten years of participation in the Plan by the close of the preceding Plan Year.


1.26 "Retirement" shall mean termination of service at or after age 65, or termination of service at or after age 55 after the completion of 10 or more Years of Service for the Employer.


1.27 "Rollover Account" shall mean the account established for a Participant pursuant to Section 7.1.


1.28 "Savings Account" shall mean the account maintained for a Participant pursuant to Section 4.1 to record contributions on his behalf by the Employer pursuant to a Savings Agreement, and adjustments relating thereto. Amounts credited to a Partici-pant's Savings Account shall be 100% vested and nonforfeitable at all times.


1.29 "Savings Agreement" shall mean a written salary reduction agreement with the Employer which will be applicable to all payroll periods within a Plan Year. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in compensation from the Employer which may be expressed as a percentage of his Compensation per payroll period but which shall not exceed 20% of such Compensation, or such greater or lesser percentage as the Administrative Committee may, in its discretion, specify from time to time and shall be subject to the rules established in Section 4.4.

1.30 "Trust Agreement" shall mean the Moog Inc. Savings and Stock
Ownership Plan Trust Agreement as from time to time amended.


1.31 "Trustee" shall mean the trustee at any time appointed and acting as trustee of the Trust Fund.


1.32 "Trust Fund" shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement, as described in Article X.


1.33 "Year of Service" shall have the following meanings when used in the Plan:

     (a) When applied to any benefit accrual provisions, concerning Employer contributions, a "Year of Service" shall mean any Plan Year during any part of which the Employee was a Participant and during which he or she completed one thousand (1,000) or more Hours of Service. However, a "Year of Service" will not be credited for any period of Excused Absence after the Participant incurs a Break in Service during such absence from the service of the Employer.

     (b) For the purposes of paragraph (c) of this Section 1.33, service with any entity shall be considered service with the Employer if such entity, together with an Employer, constitute either (1) a controlled group of corporations (within the meaning of Section 414(b) of the Code) or (2) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code).

     (c)  When applied to the eligibility provisions under
Section 2.1, a "Year of Service" shall mean completion of one thousand (1,000) or more Hours of Service in the period of twelve consecutive months commencing on the Employee's most recent date of employment commencement or completion of one thousand (1,000) or more Hours of Service in any Plan year, measured from the Plan Year commencing coincident with or next following the Employee's date of hire.


1.34 The masculine pronoun wherever used includes the feminine pronoun.

                           ARTICLE II

                  PARTICIPATION AND ENTRY DATE


2.1 Initial Eligibility. Every Employee, other than persons whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment and also excepting any person regularly employed by the Employer outside of the United States, and any person not considered a permanent Employee of the Employer, shall be eligible to participate in the Plan as of the first day of the calendar month coincident with or next following such Employee's completion of one Year of Service (the "Initial Eligibility Date") and, if an Employee does not elect to participate in the Plan pursuant to Section 2.2 as of his Initial Eligibility Date, he may thereafter so elect to participate in the plan as of any subsequent Entry Date.


2.2 Procedure for and Effect of Admission. Each Employee who becomes eligible for admission to participation in this Plan shall complete a Savings Agreement, and such other forms, and provide such data, as are reasonably required by the Admini-strative Committee as a precondition for such admission. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement and to all amendments to such instruments heretofore or hereafter adopted.


2.3 Breaks in Service; Termination of Employment. Any individual who experienced a termination of employment with the Employer which resulted in a Break in Service shall be eligible to become a Participant on the first day of the month coincident with or next following his date of reemployment. If an individual had satisfied the service requirements for entry as a Participant, but failed to become a Participant solely by reason of not being an Employee on the Entry Date as of which participation would have commenced, he will be a Participant upon recommencement of employment as an Employee if such employment occurs prior to a Break in Service. If an individual experiences a Break in Service after becoming a Participant, but without experiencing a termination of employment as an Employee, he shall be deemed to have again become a Participant as of the first day of the first Plan Year in which he satisfies the one-year service requirement of Section 2.1 for participation in the Plan.

                           ARTICLE III

                          CONTRIBUTIONS


3.1 Employer Contributions. The Employer may make contributions under the Plan at such times and in such amounts and subject to the conditions and limitations set forth in Articles IV, V and VI.


3.2 Employee Contributions. Employees may make contributions under the Plan at such times and in such amounts and subject to the conditions and limitations set forth in Article VII.

                           ARTICLE  IV

                      SAVINGS CONTRIBUTIONS


4.1  Amount of Savings Contributions.  For each Plan Year, the
Employer shall contribute to the Plan an amount equal to the total amount of contributions to be made by it pursuant to the Savings Agreements for such Plan Year.


4.2 Allocation of Savings Contributions. The Employer's con-tributions made in accordance with Savings Agreements shall be allocated to the Savings Accounts of Participants in amounts equal to the amount of savings deductions agreed to by each Participant and by which his salary was actually reduced under his Savings Agreement.


4.3 Timing of Savings Contributions Allocations. The Employer will make savings contributions to the Trust Fund on a weekly basis; the amount of each weekly savings contribution shall equal the amount the Employer has agreed to contribute for that week pursuant to the applicable Savings Agreements.


4.4 Requirements Regarding Savings Agreements. Savings Agree-ments shall be governed by the following:

     (a) A Savings Agreement shall apply to each payroll period during which an effective Savings Agreement is on file with the Employer.

     (b) In consideration of a Savings Agreement, the Employer will make a savings contribution to the Participant's Savings Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the Savings Agreement.

     (c) In no event may the Employer make savings contributions to a Participant's Savings Account in excess of $7,000 (or such other limit as may be prescribed by law) for any taxable year of such Participant.

     (d) In the event the Administrative Committee determines that the Employer's savings contributions made on behalf of certain highly compensated Participants might cause the Plan to fail to meet the nondiscrimination requirements of Section 401(k) of the Code, the Employer shall reduce the permissible percen-tages of savings contributions under the Plan for purposes of such highly compensated Participants. The amount and method of effecting such reductions shall be determined by the Admini-strative Committee in its sole discretion and shall be conclusive.

     (e) A Savings Agreement may be amended by a Participant only once during each quarter of the Plan Year where the purpose of the amendment is to increase or decrease the amount of such Participant's Compensation which is subject to salary reduction during the remainder of such Year.

     (f) The Employer may revoke its Savings Agreements with all Participants who are "highly compensated employees" within the meaning of Section 414(q) of the Code or amend its Savings Agreements with all such "highly compensated" Participants on a uniform basis if it determines that such uniform revocation or amendment to all Savings Agreements is the most feasible means of satisfying the nondiscrimination tests of Section 401(k) of the Code for any Plan Year.

     (g) Savings Agreements and amendments to Savings Agreements shall be effective as of the first of the month next following the day the Savings Agreement or amendment to the Savings Agreement is executed by the Participant and the Employer, unless a different effective date is stated therein and agreed to by the Participant and the Employer.

     (h) For all periods prior to April 1, 1990, notwithstanding subsection (e) above, no Savings Agreements or amendments to Savings Agreements applicable to a given Plan Year may be entered into during the last quarter of the Plan Year at the direction of a Participant.

     (i) Notwithstanding anything in subsection (h) above to the contrary, the Employer may amend or revoke a Savings Agreement with the Participant at any time if the Employer determines that such revocation or amendment is necessary to insure that contributions due to a Participant's Savings Agreement will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Section 401(k) of the Code are met for any Plan Year, or as the Employer deems advisable to maintain the tax-qualified status of the Plan.

     (j) Except as expressly provided above, a Savings Agreement applicable to any Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

     (k) Subject to subsection (e) of this Section 4.4, a Participant may elect to suspend his Savings Agreement during a Plan Year. Such suspension shall be effective in accordance with uniform rules to be promulgated by the Administrative Committee. Any election to suspend operation of the Savings Agreement shall be effective until at least the next Entry Date following the effective date of suspension.

                            ARTICLE V

                       ESOP CONTRIBUTIONS


5.1  Amount of ESOP Contribution.

     (a) Acquisition Loan. For each Plan Year in which there is an Outstanding Acquisition Loan, the Employer shall contribute to the Trust Fund a cash amount sufficient to pay the principal and interest then due under the terms of any Acquisition Loan then outstanding after taking into consideration dividends paid on Employer Stock held in the Employer Stock Suspense Account and other payments applied to payment of the Acquisition Loan.

     (b) No Acquisition Loan. For each Plan Year in which there is no outstanding Acquisition Loan, the Board of Directors may, in its sole discretion, direct a contribution to be made under the Plan by the Employer, in an amount not to exceed the applicable limitations of the Code.

5.2  Allocation of ESOP Contributions.

     (a) Acquisition Loan. For each Plan Year in which the Employer makes a contribution under the Plan pursuant to
Section 5.1(a), all shares of Employer Stock withdrawn from an Employer Stock Suspense Account during any Plan Year in accordance with Section 9.2 of the Plan shall be allocated to each Participant's ESOP Account for such Plan Year by
(i) allocating the total contribution made by the Employer in the same proportion that the Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year and (ii) multiplying the result obtained in (i) by the Participant's service factor, determined pursuant to Exhibit I hereto.

     (b) No Acquisition Loan. For each Plan Year in which the Employer makes a contribution under the Plan pursuant to
Section 5.1(b), such contribution shall be allocated to each Participant for such Plan Year by (i) allocating the total contribution made by the Employer in the same proportion that the Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year and
(ii) multiplying the result obtained in (i) by the Participant's service factor, determined pursuant to Exhibit I hereto.


5.3  Timing of ESOP Contribution Allocations.

     (a) Acquisition Loan. For any Plan Year in which the Employer makes a contribution under the Plan pursuant to
Section 5.1(a) which is allocable to Participants' ESOP Accounts pursuant to Section 5.2(a), such allocation shall be made as of the first day of the calendar month next succeeding the day on which a principal payment is made on an Acquisition Loan. Allo-cations of ESOP contributions pursuant to this Subsection (a) shall be made for all Participants whose service terminated during such Plan Year (but before the date of the principal payment on an Acquisition Loan) on account of Retirement, Disability, death or lay-off as part of a temporary shutdown program. No such allocation shall be made for Participants whose service terminated prior to the day on which a principal payment is made on an Acquisition Loan for reasons other than Retirement, Disability, death or lay-off.

     (b) No Acquisition Loan. For any Plan Year in which the Employer makes a contribution under the Plan pursuant to
Section 5.1(b) which is allocable to Participants' ESOP Accounts pursuant to Section 5.2(b), such allocation shall be made as of the first day of the calendar month next succeeding the day on which such contribution is made. Allocations of ESOP contribu-tions pursuant to this Subsection (b) shall be made only for those Participants who are employed by the Employer on the date of such allocation.

                           ARTICLE VI

                 EMPLOYER MATCHING CONTRIBUTIONS


6.1 Amount of Employer Matching Contributions. For any Plan Year in which a Participant, pursuant to Section 6.2, directs the Administrative Committee to instruct the Trustee to invest all or any portion of any Employer contributions for such Plan Year to his Savings Account in Employer Stock, the Employer shall make an additional Employer Matching Contribution equal to twenty-five percent (25%) of such Participant's contributions directed to be so invested for such Plan Year. Any contributions made by the Employer hereunder shall be in cash or in Employer Stock as provided in the Trust Agreement, and shall be held in a separate Employer Matching Contribution Account for his benefit.


6.2 Timing of Employer Matching Contributions. The Admini-strative Committee shall provide the Participants hereunder with election forms for purposes of Section 6.1 pursuant to uniform procedures to be adopted thereby. Employer matching contri-butions made pursuant to Section 6.1 will be allocated to the Participants' Employer Matching Contribution Accounts as soon as practicable after the aforementioned election procedures have been complied with.


6.3 Special Investment Requirement. Where a Participant makes an election under Section 6.2 which effects an Employer Matching Contribution pursuant to Section 6.1, the portions of his accounts invested in Employer Stock pursuant to such election may not be reinvested in any other investment vehicle or fund under the Plan.


6.4 Nondiscrimination Requirement. In the event the Admini-strative Committee determines that Employer Matching Contribu-tions made to the employer Matching Contribution Accounts of certain highly compensated Participants might cause the Plan to fail to meet the nondiscrimination requirements of Section 401(m) of the Code, the Employer shall reduce its Employer Matching Contributions to the Employer Matching Contribution Accounts of such highly compensated Participants or take any other action permissible under the law as determined conclusively in the sole discretion of the Administrative Committee.

                           ARTICLE VII

                     ROLLOVER CONTRIBUTIONS


7.1 In General. An Employee in the class eligible to partici-pate in the Plan, regardless of whether he has satisfied the participation requirements of Article II hereof, may transfer to the Trust Fund a "qualified total distribution" or a "qualified partial distribution" (as such terms are defined in Section 402 of the Code), provided that such distribution is paid over to the Trustee, in its absolute discretion, under the conditions and within the time limits established under the Code so that such distribution and the earnings thereon shall not be considered as income to the Employee while held in the Trust Fund. Such distributed funds shall be held in a separate Employee Rollover Account for his benefit.

                          ARTICLE VIII

                        ACQUISITION LOANS


8.1 In General. The Trustee is expressly empowered to enter into Acquisition Loans on behalf of the Plan upon receipt of instructions to do so from the Investment Committee. Such Loans shall be made, whenever practicable, from a bank, an insurance company, from a corporation actively engaged in the business of lending money or from a regulated investment company and the Trust's obligation to repay any such loan and the interest thereon shall either be guaranteed or assumed by the Employer. Acquisition Loans may also be made directly from the Employer to the Trust.


8.2 Use of Proceeds. The proceeds of any Acquisition Loan shall be used to purchase Employer Stock. Such purchases may be made on the open market, from the Employer or in privately negotiated transactions. Notwithstanding the foregoing, the proceeds of any Acquisition Loan may also be used to repay such loan or to repay a prior Acquisition Loan, as determined by the Employer.


8.3 Purchase of Shares. Shares of Employer Stock purchased by the Trustee from the Employer with the proceeds of any Acqui-sition Loan may be authorized by unissued shares of Employer Stock or shares of such Employer Stock held as treasury stock. All shares of Employer Stock purchased by the Trustee from the Employer (or any "Party in Interest" as such term is defined in Section 3(14) of ERISA) shall be at a price equal to the fair market value of such shares as determined by the Trustee. The fair market value of Employer Stock shall be its closing price on an established securities market on the date of any such purchase provided that such Employer Stock continues to be listed on such market. If the Trustee purchases shares of Employer Stock from the Employer (or from any "Party in Interest" as such term is defined in Section 3(14) of ERISA), no commissions shall be paid with respect to such purchase.


8.4 Sole Recourse. In no event shall the terms of any Acqui-sition Loan provide or permit recourse of the lender against the Trust Fund or any assets of the Trust Fund other than the shares of Employer Stock acquired with the proceeds of such loan or shares of such Stock used as collateral on a prior Acquisition Loan repaid with the current Acquisition Loan. Notwithstanding the foregoing, shares of Employer Stock allocated to Partici-pants' Accounts pursuant to the Plan shall no longer be subject to recourse by the lender under the terms of any Acquisition Loan.


8.5 Loan Terms. If an Acquisition Loan is made by the Employer to the Trust with the proceeds of a "securities acquisition loan" (as such term is defined in Section 133 of the Code) made by a third party to the Employer, the terms of such Acquisition Loan to the Trust shall not be less favorable to the Trust than the terms obtained by the Employer under such "securities acquisition loan".


8.6 Liability for Loan Terms. The Employer acknowledges that the terms of any Acquisition Loan made to the Trust will be negotiated by the Investment Committee and will be determined solely on the basis of any third party lender's evaluation of the Employer as a credit risk. Consequently, the Administrative Committee and the Employer will have full fiduciary responsi-bility for the terms of any such Acquisition Loan and the Employer agrees to defend the Trustee at its expense for any claims arising therefrom and to indemnify the Trustee for any liability which might result from any such claim.

                           ARTICLE IX

                 EMPLOYER STOCK SUSPENSE ACCOUNT


9.1 Employer Stock Suspense Account. All shares of Employer Stock purchased by the Trust with the proceeds of any Acquisition Loan shall for Plan purposes be held in a separate Employer Stock Suspense Account in respect of such Acquisition Loan until paid for and allocated as hereinafter provided.


9.2 Allocation of Employer Stock. Shares of Employer Stock shall be withdrawn from the Employer Stock Suspense Account and allocated to a Participant's ESOP and/or Employer Matching Contribution Account pursuant to applicable Treasury Regulations and in accordance with the allocation schedule, if any, set forth in the terms of the Acquisition Loan agreement to which such shares relate. Any such allocation schedule shall provide that such shares shall be withdrawn from the Employer Stock Suspense Account and shall be allocated over the term of the applicable Acquisition Loan and shall be either in the ratio that principal and interest payments made in a Plan Year bear to all anticipated principal and interest liability under such loan as of the beginning of such Plan Year or shall be determined solely in the ratio that principal payments made in a Plan Year bear to out-standing principal at the beginning of such Plan Year, but subject to such additional requirements as might be applicable under regulations of the United States Treasury Department promulgated under Section 4975 of the Code.


9.3 Dividends. All dividends paid to the Trustee on shares of Employer Stock held in a Participant's accounts shall be rein-vested primarily in Employer Stock; provided, however, that at the direction of the Administrative Committee, such dividends may be paid in cash to the Participants on whose behalf such accounts are maintained within 90 days of the applicable dividend record date. All dividends paid on shares of Employer Stock held in an Employer Stock Suspense Account, and any earnings thereon, shall be used to pay principal and interest on the Acquisition Loan made to finance the purchase of such shares; except that dividends which the Trustee determines are not currently needed to pay principal or interest on such Acquisition Loan may, in the discretion of the Administrative Committee be treated as earnings on Employer Stock previously allocated to Participants and may be held, invested or distributed pursuant to Section 10.2, as directed by the Administrative Committee.

                            ARTICLE X

                         THE TRUST FUND


10.1 Trust Fund. All contributions made under the Plan shall be paid to the Trustee from time to time in accordance with the provisions of the Plan, and the investments thereof, shall, together with the earnings and income thereon, be held by the Trustee IN TRUST and invested in accordance with the provisions of the Trust Agreement for the exclusive benefit of Participants and their Beneficiaries. No person shall have any rights to or interest in the Trust Fund or the specific assets thereof except as provided in the Plan and the Trust Agreement.


10.2 Investment of ESOP and Employer Matching Contributions.

     (a) In General. The Trustee shall invest and reinvest the Participants' ESOP Accounts and Employer Matching Contribution Accounts primarily in Employer Stock. Any cash contributed by the Employer to the Trust Fund for such Accounts, other than cash contributed for the payment of principal and interest currently due under the terms of an Acquisition Loan, and all dividends received by the Trustee with respect to Employer Stock in the Trust Fund not held in an Employer Stock Suspense Account shall be used to purchase shares of Employer Stock or shall be otherwise invested as the Trustee shall determine or, pursuant to a Participant's instructions, in Employer Stock; except that dividends received in respect of shares of Employer Stock allocated to Participants' Accounts may, at the direction of the Administrative Committee, be paid in cash to such Participants within 90 days of the applicable dividend record date.

     (b) Purchases of Employer Stock. Shares of Employer Stock contributed by or purchased from the Employer may be authorized but unissued shares of such Stock or shares of such Stock held as treasury stock. Any purchases of Employer Stock may be made on the open market, from the Employer or in privately negotiated transactions. All purchases of Employer Stock by the Trustee from the Employer shall be made at a price equal to the fair market value of such Employer Stock as determined by the Trustee. The fair market value of Employer Stock shall be its closing price on an established securities market on the date of any such purchase provided that such Employer Stock continues to be listed on such market.

     (c) Temporary Investments. Pending investment of the Participants' ESOP and Employer Matching Contribution Accounts in Employer Stock, the Trustee may invest any cash held therein in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper (other than obligations of the Employer or its affiliates) and money market mutual funds, and commingled funds for the short-term investment of cash maintained by the Trustee. In the event the Trustee finds it necessary to dispose of any Employer Stock under circumstances which require registration or qualification under Federal or state securities laws, the Employer, at its expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to comply with such laws.

     Notwithstanding the foregoing, commencing in the Plan Year which is no later than ten years after the effective date of this restatement of the Plan and in each Plan Year thereafter the Plan will make available to Qualified Participants alternative investment options with respect to the investment of their ESOP and/or Employer Matching Contribution Accounts consistent with United States Treasury Department Regulations. Such investment options may include one or more of the investment funds established pursuant to Section 10.3. During the first 90 days of the Plan Year immediately following the Plan Year in which a Participant has become a Qualified Participant, he may elect to transfer up to 25% of the amount to the credit of his ESOP and/or Employer Matching Contribution Account as of the close of the Plan Year preceding such election into one or more of the alternative investment funds then available under the Plan. During the first 90 days of the second, third, fourth, fifth and sixth Plan Years immediately following the Plan Year in which a Participant has become a Qualified Participant, he may make the same election as provided in the preceding sentence except that the 25% maximum shall be reduced by whatever percentage or percentages of his ESOP and/or Employer Matching Contribution Account have been transferred pursuant to a prior election; provided, however, that in the sixth such Plan Year the maximum percentage of his account which may be so transferred shall be 50% reduced by the total percentage previously elected. In the event the Plan does not make alternative investment options available to Qualified Participants as above provided, Qualified Participants shall have the right to elect current distributions of their ESOP and/or Employer Matching Contribution Accounts in lieu of and to the same extent and in the same manner as the elective investment transfers provided above.


10.3 Investment of Other Contributions. All contributions made under the Plan except for those specified in Section 10.2 shall be paid over to the Trustee and, pursuant to each Participant's instructions, shall be invested by the Trustee or by an Invest-ment Manager appointed by the Administrative Committee in one or more investment funds established from time to time by the Administrative Committee. For this purpose, the Trustee shall establish investment funds to be invested solely in Employer Stock (collectively, the "Employer Stock Investment Fund"). This Employer Stock Investment fund shall be used for purposes of the Participant investment elections relating to the contributions provided for under Articles IV and V. For purposes of obtaining the Employer Stock to be used in such Employer Stock Investment Fund, the Administrative Committee may direct the Trustee to purchase the Employer Stock from the Plan for its then fair market value. The proceeds of such sale shall be used by the Trustee to repay the Acquisition Loan. In such event, the Employer Stock purchased from the Employer Stock Suspense Account will be allocated to the appropriate Employer Stock Investment

Fund for purposes of the Employees' Savings and Supplemental
Savings Accounts.


10.4 Voting of Allocated Shares. Employer Stock held by the Trustee and allocated to Participants' Accounts shall be voted by the Trustee at each annual meeting and at each special meeting of stockholders of the Employer as directed by the Participant (or his Beneficiary) to whose Account such Employer Stock is credited. Fractional shares shall be aggregated for this purpose. The Employer shall cause each Participant (or his Bene-ficiary) to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Employer, together with the appropriate form for indicating his voting instructions. If instructions are not timely received by the Trustee with respect to any such Employer Stock, the Trustee shall vote the uninstructed Employer Stock as directed by the Investment Committee.


10.5 Voting of Unallocated Shares.  Employer Stock held by the
Trustee in an Employer Stock Suspense Account shall be voted by the Trustee as directed by the Investment Committee.


10.6 Purchase Offers - Allocated Shares. Each Participant or his Beneficiary shall have the right to direct the Trustee as to the manner in which to respond to any tender, exchange or purchase offer, or any matter related thereto, with respect to Employer Stock credited to his Account. The Trustee will endeavor to distribute or cause to be distributed to each such Participant or Beneficiary all written materials received by the Trustee as record owner of Employer Stock pertaining to any such offer and shall provide forms for giving such directions. A Participant or Beneficiary may at any time revoke or change any such direction upon submission to the Trustee of a timely new direction. If Participant or Beneficiary directions are not timely received by the Trustee with respect to any such Employer Stock, the Trustee shall accept or reject the offer with respect to such uninstructed Employer Stock as directed by the Investment Committee.


10.7 Purchase Offers - Unallocated Shares. The Trustee shall accept or reject any such tender, exchange or purchase offer with respect to Employer Stock held by the Trustee in an Employer Stock Suspense Account as directed by the Investment Committee.


10.8 Trustee's Fiduciary Duties. The Trustee shall discharge its duties with respect to Employer Stock solely in the interests of the Participants and Beneficiaries of the Plan and in accordance with the fiduciary requirements of ERISA. The Trustee is authorized to engage independent advisors, consultants, counsel and experts in furtherance of its duties and responsibilities hereunder.

10.9 Receipt of Cash Upon Sale or Exchange of Allocated Shares. If any Employer Stock allocated to Participants' Accounts is sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Employer in which the stockholders of the Employer receive cash or non-equity securities, the cash or securities received in exchange therefor shall be held in a separate investment fund in the Trust Fund for the Accounts of the Participants and Bene-ficiaries in respect of whose interests in Employer Stock were sold or exchanged. Any cash shall be invested in short-term investments pending amendment of the Plan and Trust to provide for the future investment of same or the termination of the Plan and Trust.


10.10 Receipt of Cash Upon Sale or Exchange of Unallocated Shares. If any Employer Stock held in an Employer Stock Suspense Account is sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Employer in which the stockholders of the Employer receive cash or non-equity securities, or any such Employer Stock is allocated to any other Account established under the Plan, any cash received therefor shall be used to pay principal and interest under outstanding Acquisition Loans and any securities received therefor shall be sold by the Trustee as soon as practicable and the cash proceeds thereof shall be used for the same purpose. If after the repayment of all amounts of principal and interest owed under all Acquisition Loans there remains any excess amount in such Employer Stock Suspense Account, such excess amount shall be allocated to Participants' and Beneficiaries' Accounts in the ratio that the value of each such Account as of the last day of the calendar month immediately preceding such allocation bears to the total value of all such Accounts as of the same date. In the event any Employer Stock held in an Employer Stock Suspense Account is sold or exchanged pursuant to this Section 10.10, all Accounts of Participants and Beneficiaries under the Plan and Trust shall immediately become 100% vested and nonforfeitable.

                           ARTICLE XI

                  DISTRIBUTION TO PARTICIPANTS


11.1 Retirement, Disability or Death.

     (a) In General. If a Participant's service is terminated by Retirement at or after age 65, Disability or death, the amount to the credit of his Accounts as of the last day of the calendar month in which such termination occurs shall be distributed to him, if living, or to his designated Beneficiary if he is then dead in a lump sum as soon thereafter as practicable but in no event later than the April 1st of the calendar year following the calendar year in which he attains age 70-1/2, as required pursuant to subsection (b) below. The Participant's share of the Employer contributions, if any, for the year of Retirement, Disability or death shall either be distributed within ninety
(90) days following the end of such year or as soon thereafter as practicable to him or to his designated Beneficiary or estate. Except as provided in Section 11.9, in no event shall a Parti-cipant's Accounts be distributed to him prior to the earliest to occur of his death, Disability, termination of the Plan or his termination of service with the Employer. Notwithstanding the foregoing, unless a Participant elects otherwise, the amount to the credit of his Accounts shall be distributed to him no later than sixty (60) days after the latest of the close of the Plan Year in which (i) he attains age 65, (ii) occurs the tenth (10th) anniversary of the year he commenced participation in the Plan or
(iii) he terminates his service with the Employer.

     (b)  Required In-Service Distributions.

          (i) The payment of the amount to the credit of a Participant's accounts shall commence not later than the April 1 next following the calendar year in which he attains age 70-1/2.

         (ii) Notwithstanding anything to the contrary contained in clause (i) above, the payment of the amount to the credit of a Participant's accounts, where such Participant attained age 70-1/2 prior to January 1, 1988 and is still an Employee as of the April 1 next following the calendar year in which he attains age 70-1/2, shall commence not later than the April 1 of the calendar year following the calendar year in which he retires.

          The payment of the amount to the credit of a Parti-cipant's accounts, where such Participant attained age 70-1/2 during the 1988 calendar year and was still an Employee as of January 1, 1988, shall commence not later than April 1, 1990.

        (iii) The minimum annual distribution required under clause (ii) above shall be equal to an amount determined by dividing the value of the Participant's accounts as of the last business day in the previous calendar year by whichever of the following life expectancies is selected by the Participant:

          (A)  the Participant's life expectancy; or

          (B) the joint life and last survivor expectancy of the Participant and his Beneficiary.

         (iv) The commencement of a Participant's minimum required distributions under clauses (ii) and (iii) above shall not affect his ability to make Employee contributions or to receive allocations of Employer contributions.

          (v) For purposes of this subsection (b), the life expectancy of a Participant and a Participant's spouse may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury Regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Treasury Regulation 1.72-9.


11.2 Lay-Off. If a Participant's service is terminated by reason of permanent or indefinite lay-off, the amount to the credit of his Accounts as of the last day of the calendar month in which such termination occurs shall be distributed to him in a lump sum within 60 days thereafter, if practicable. In addition, such Participant's share of the Employer's contributions, if any, for the year of his termination shall be distributed within ninety
(90) days following the end of such year or as soon thereafter as practicable.

     If a Participant has been temporarily laid off by the Employer and the period of such temporary lay-off lasts for 18 months, he shall be deemed to have been permanently laid off as of the end of such period and distribution of his account shall be made in accordance with the preceding paragraph.


11.3 Vesting. All amounts to the credit of a Participant's accounts under this Plan shall be 100% vested and nonforfeitable at all times.


11.4 Consents. If the amount to the credit of a Participant's Accounts exceeds $3,500 and becomes distributable to him on an immediate lump sum basis pursuant to Section 11.1 or 11.2, no such distribution shall be made to him unless he consents in writing to same. Failure to give such consent shall be deemed to be an election to have the amount to the credit of his account as of the last day of the month coinciding with or next following the day on which he attains age 70-1/2 or the date on which the Administrative Committee receives notice of his death or the date on which he gives such consent, whichever is the earliest, distributed to him if living or to his designated Beneficiary if he is not living.


11.5 Risk of Loss. If the amount to the credit of a Parti-cipant's Accounts is distributable to him on a deferred basis as provided above, his Accounts shall remain invested in the Trust

Fund pursuant to him instructions, subject to periodic re-evaluation and the consequent risk of loss.


11.6 Beneficiaries. Designation of Beneficiaries must be made in writing and filed with the Employer in such form and manner as the Administrative Committee from time to time may determine, and Beneficiaries may be changed at any time prior to the death of the Participant in the same manner. Any Beneficiary designation made by a married Participant shall be ineffective unless his spouse is the designated Beneficiary or consents to such desig-nation in accordance with Section 205(c)(2)(A) of ERISA. Any Beneficiary designation made by an unmarried Participant who subsequently marries or by a married Participant who subsequently remarries shall be ineffective unless his spouse or new spouse, respectively, is such Beneficiary or consents to such designation in accordance with Section 205(c)(2)(A) of ERISA. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this
Article XI, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, his accounts shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally:

          (i)  Surviving spouse;

         (ii) Lineal descendants (including adopted children and stepchildren), per stirpes;

        (iii)  Surviving Parents;

         (iv)  Participant's estate.


11.7 Termination of Service for Any Other Reason. If a Participant's service is terminated for any reason other than Retirement, Disability, death or layoff, the amount to the credit of his accounts as of the last day of the calendar month preceding such termination date shall be distributed to him as soon thereafter as practicable; provided, however, that no lump sum distribution shall be made to a Participant unless he consents in writing to such distribution or unless the amount of such distribution which is attributable to the then value of his accounts derived from Employer contributions does not exceed $3,500. If any such Participant refuses to consent to a lump sum distribution, the amount to the credit of his accounts shall remain in the Trust Fund subject to periodic re-evalution and the risk of loss provisions of Section 11.5, and the amount to the credit of his accounts as of the day on which he attains age 70-1/2 or the date the Administrative Committee receives notice of his death or the date on which he gives such consent, whichever is the earliest, shall be distributed in a lump sum as soon thereafter as practicable, to him, if living or, if not, to his Beneficiary, or if none, to his estate.

11.8 Forms of Distributions. All distributions from the Plan shall be in cash; provided, however, the Administrative Committee in its sole discretion may direct distribution of a Participant's ESOP and/or Employer Matching Contribution Accounts in whole shares of Employer Stock and cash in lieu of fractional shares. Notwithstanding the foregoing, each Participant (or his Bene-ficiary) shall have the right to demand distribution of his ESOP and/or Employer Matching Contribution Accounts in whole shares of Employer Stock and cash in lieu of fractional shares, except to the extent shares allocated to his accounts have been sold or exchanged pursuant to Article X. The Employer shall advise each Participant (or Beneficiary) of his right to demand distribution of his ESOP and/or Employer Matching Contribution Account in such Employer Stock and shall provide an election form for exercising such distribution right. Such election form must be completed, signed and returned to the Employer prior to the distribution date of the Participant's ESOP and/or Employer Matching Contri-bution account (or the commencement date of installments, if applicable) and shall be ineffective thereafter. To the extent then permissible under applicable law, if a Participant receives an offer to purchase his shares of Employer Stock received by him under the Plan, both the Employer and the Plan must first be notified in writing of such Participant's receipt of the offer and intent to sell such shares pursuant to the offer and the Employer and the Plan will then have 14 days to purchase the shares from the Participant for the greater of the offered price or the fair market value of the shares on the date of purchase. The Trustee may also require that a Participant (or Beneficiary) demanding distribution of his ESOP and/or Employer Matching Contribution Account in shares of Employer Stock give a repre-sentation in writing that he is acquiring such shares for investment, and not for redistribution thereof, and that the certificate or certificates evidencing such shares be appropriately legended to show that such shares may be subject to restrictions on resale under the Securities Act of 1933 and the Employer's right of first refusal, if applicable.


11.9 Withdrawals.

     (a) In General. A Participant may not withdraw any amounts from his accounts prior to the earliest to occur of the Participant's Retirement, attainment of age 59-1/2, Disability, death, separation from service with the Employer or, for purposes of a withdrawal from a Participant's Savings Account, upon demon-stration of financial hardship.

     (b) Amounts and Timing of Withdrawals. Any Participant who prior to October 1, 1989 made non-deductible voluntary supplemental savings contributions under the Plan as then in effect may, upon thirty (30) days' written notice filed with the Administrative Committee, have paid to him all or any portion of the aggregate amounts so contributed plus any earnings and less any losses thereon (except for amounts subject to Section 6.3) reduced by the amount of any prior withdrawals. Any Participant who has attained age 59-1/2 and on whose behalf the Company has made Savings Contributions pursuant to a Savings Agreement may, upon thirty (30) days' written notice filed with the Admini-strative Committee, have paid to him all or any portion of such contributions (except for amounts subject to Section 6.3). Furthermore, any Participant on whose behalf the Company has made Savings Contributions pursuant to a Savings Agreement may, upon thirty (30) days' written notice filed with the Administrative Committee, have paid to him all or any portion of such contri-butions (but, for withdrawals by Participants who have not attained age 59-1/2, not including any earnings thereon) as the Administrative Committee determines to be needed for reasons of the Participant's financial hardship. After receipt of such notice, the Administrative Committee shall promptly deliver it to the Trustee. Any such withdrawals shall be effective as of the last day of the month coinciding with or next following the filing of the withdrawal notice and, after receipt of any such notice from the Administrative Committee, the Trustee shall distribute the appropriate amount to the Participant in cash as soon as practicable thereafter.

     (c) Financial Hardship Withdrawals. A distribution from a Participant's Savings Account shall be considered a distribution due to hardship (a "hardship distribution") if it is on account of: (a) an immediate and heavy financial need of the Parti-cipant, and (b) the distribution is necessary to satisfy such financial need. The Administrative Committee may determine that a distribution shall be considered a hardship distribution if it is requested on account of:

          (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code),

         (ii) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, child or dependent,

        (iii) the purchase of the Participant's principal residence (excluding mortgage payments),

         (iv)  the need to prevent the eviction of the
     Participant from his principal residence or foreclosure on the mortgage of his principal residence, or

          (v) such other needs as shall be officially recognized by the Internal Revenue Service as giving rise to an immediate and heavy financial need for purposes of
     Section 401(k) of the Code.

     A hardship distribution shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if:

          (A) the distribution does not exceed the amount of the Participant's immediate and heavy financial need,

          (B) the Participant has received all distributions, exclusive of hardship distributions, and all non-taxable loans available under each qualified plan maintained by the Company,

          (C)  the Participant's savings contributions under
     Article IV of the Plan and any other contributions thereby under any other qualified or non-qualified plan of deferred compensation maintained by the Company are suspended for the 12-month period commencing on the date immediately following receipt of the hardship distribution, and

          (D) the Participant may not have savings contributions made on his behalf under Article IV of the Plan and any other qualified or non-qualified plan of deferred compensation maintained by the Company for the calendar year immediately following the calendar year of the hardship distribution in excess of the dollar limitation on savings contributions referred to in Section 4.4(c) of the Plan for such next following calendar year reduced by the amount of the Participant's savings contributions for the calendar year in which the hardship distribution was made.

     In no event may the amount of a hardship distribution exceed the amount necessary to satisfy the Participant's financial need or to the extent such need may be satisfied through the use of other resources reasonably available to the Participant. To demonstrate such necessity, the Participant must certify to the Administrative Committee that the financial need cannot be satisfied:

          (A) Through reimbursement or compensation by insurance or otherwise,

          (B) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and financial need,

          (C)  By cessation of savings contributions under
     Article IV of the Plan, or

          (D) By distributions or nontaxable (at the time of the loan) loans from other plans maintained by the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of the above, the Participant's resources shall be deemed to include the assets of his spouse and minor children that are reasonably available to the Participant.

     In the event that a hardship distribution is made to a Participant, such Participant's savings contributions under
Article IV of the Plan shall be suspended for a period of 12 months.

     No hardship distributions will be permitted with respect to amounts in a Participant's Savings Account which are attributable to post-December 31, 1988 earnings.

                           ARTICLE XII

      ADMINISTRATION OF PLAN AND MANAGEMENT OF PLAN ASSETS
12.1 Employer Responsibility and Actions. The Employer accepts responsibility as a named fiduciary of the Plan with respect to the selection, retention and replacement of the Trustee of the Trust Fund, the selection, retention or replacement of the members of the Administrative and Investment Committees, the mandatory investments in Employer Stock, and for the review of the performance of the fiduciary duties and responsibilities vested in such Trustee and Committees under the Plan and Trust. The Employer shall act by resolution of its Board of Directors. Such action shall be evidenced by written resolution certified in writing by the Secretary or Assistant Secretary of the Employer or by two members of such Board that such was duly approved and adopted by the Board.

12.2 Administrative Committee. The Administrative Committee shall consist of not less than 3 nor more than 5 members to be selected by the Board of Directors and a majority of whom shall be officers of the Employer. The Administrative Committee shall have primary responsibility and authority for the administration of the Plan (except for the duties relegated to the Investment Committee under Section 12.4), including the authority to
(i) interpret its provisions; (ii) authorize distributions from the Trust Fund; (iii) establish and enforce such rules and regulations as they deem proper for the efficient administration of the Plan; (iv) determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; (v) appoint an Investment Manager for purposes of
Section 12.3; (vi) establish investment funds for investing the assets held under the Trust Fund; (vii) establish benefit claim procedures for purposes of Article XIV; (viii) consider and decide conclusively appeals by any claimant in accordance with an appeals procedure established by the Administrative Committee pursuant to Article XIV; (ix) determine the existence of financial hardship for purposes of Section 11.9(c); and
(x) maintain records of Participant investment fund elections, communicate same to the Trustee and authorize the payment of benefits from the Trust Fund. The Administrative Committee shall have the authority to engage independent counsel and consultants and to compensate them out of Plan assets. The Administrative Committee shall also have the responsibility with respect to reporting and disclosure requirements under ERISA. The Administrative Committee shall also, from time to time, recommend Plan amendments to the Board of Directors as the Administrative Committee in consultation with others may deem appropriate.

12.3 Delegation of Administrative Committee Responsibilities. In addition to and in furtherance of the powers and authorities herein conveyed, the Administrative Committee shall be authorized, in its discretion to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by the Administrative Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one member of the Administrative Committee shall be sufficient evidence to any person of any action taken by such Administrative Committee. No member of the Administrative Committee shall be responsible for the breach of any obligation or duty by any other party not expressly delegated to such member unless such member knowingly participates in or knowingly undertakes to conceal such breach.

12.4 Investment Committee.

     (a) In General. The Investment Committee shall consist of not less than 3 nor more than 5 members, to be selected by the Board of Directors. The Investment Committee shall (i) direct the Trustee as to the voting and/or acceptance or rejection of a tender, exchange or purchase offer under Article X as to unallocated shares of Employer Stock or allocated shares of Employer Stock as to which the Trustee has not received timely instructions from a Participant or Beneficiary and (ii) be responsible for negotiating the terms of any Acquisition Loans and directing the Trustee to enter into such Loans under
Article VIII.

     (b) Investment Committee Actions. Any action taken by the Investment Committee shall be taken by a majority of its members at a meeting. A written resolution or memorandum signed by all members of the Investment Committee shall be sufficient evidence to any person of any action taken by the Investment Committee.

     (c) Investment Committee Compensation. The members of the Investment Committee shall be entitled to reasonable compensation for the performance of their duties and responsibilities under the Plan and the Trust Agreement except for those members who are both officers and directors of the Employer receiving full-time pay therefrom.

12.5 Plan Records. The Administrative Committee shall in an equitable manner provide for maintenance of a separate account for each Participant to which there shall be credited such Participant's Supplemental Savings contributions, the portion of each Employer contribution allocable to such Participant and the share of such Participant in the earnings of the Trust Fund. The Administrative Committee shall keep records of all investments, receipts and disbursements and other transactions of the Trust Fund, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Employer. The Trustee shall value the Trust Fund at its current fair market value and provide valuation reports to the Administrative Committee, at least annually. The Employer or the Administrative Committee, as the case may be, shall apportion the Trust fund as valued annually among the Participants in proportion to their respective interests in the Trust Fund immediately preceding such valuation date. The Administrative Committee shall furnish statements to Participants showing their interests in the Trust Fund at least annually or more frequently as determined by the Administrative Committee. Notwithstanding the foregoing, all of the accounts, records, statements and the like contemplated by this Section 12.5 may be maintained and kept by the Employer or a recordkeeper designated by the Employer, in which case neither the Trustee nor the Administrative Committee shall have respon-sibility for any record keeping duties specified herein except the responsibility for monitoring same.

12.6 Dual Capacities. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan and any such person or persons may participate in the Plan if otherwise eligible.

12.7 Payment of Expenses. All taxes of any kind that may be assessed or levied against or in respect of the Trust Fund and all brokerage commissions incurred by the Trust Fund shall be paid from the Trust Fund. All other expenses of the Plan and its administration (except expenses described in Section 12.2) shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund.

12.8 Investment Committee's Fiduciary Duties. The Investment Committee shall discharge its duties with respect to Employer Stock over which it has voting authority or the authority to accept or reject a tender, purchase or exchange offer solely in the interests of the Participants and Beneficiaries of the Plan and in accordance with the fiduciary requirements of ERISA. For purposes of Article XI, in determining whether to accept or reject a tender, exchange or purchase offer, the Investment Committee is expressly authorized and directed to consider the long-term best interests of the Participants and their Bene-ficiaries including, but not limited to (i) the history, reputation and stated intentions of any person or persons making a tender, exchange or purchase offer for Employer Stock with respect to continuation of the Employer's business, employment of Participants and employee benefit plans comparable to the Plan and other employee benefit plans maintained by the Employer and covering Participants, (ii) the discharge or layoff of employees whose employer has been the successful target of a similar offer,
(iii) the closing or sale of plans or business operations of any such prior target, (iv) the business operations changes suggested by the terms of the financing made available to the purchasers, and (v) in general, any other factor considered by the Investment Committee to be relevant to the welfare of the Participants, their families and their Beneficiaries, as well as the immediate financial gain, if any, to be realized by Participants and their Beneficiaries under the Plan in respect of such offer. The Investment Committee is authorized to engage independent advisors, consultants, counsel and experts in furtherance of its duties and responsibilities hereunder.

12.9 Indemnification of the Committees.  The Administrative
Committee and the Investment Committee (for purposes of this

Section 12.9, referred to collectively as the "Committees"), the individual members of the Committees and any fiduciaries appointed by either or both of the Committees who are Employees, shall be indemnified and held harmless by the Employer and not from the assets of the Trust Fund, against any and all liabilities arising or costs incurred by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating hereto; provided, however, that the preceding shall not apply to acts or failures to act due to gross negligence or willful conduct.

                          ARTICLE XIII

                        CLAIMS PROCEDURES


13.1 Applications for Benefits. Each Participant and/or Benefi-ciary believing himself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Admini-strative Committee an application for benefits on a form supplied by the Administrative Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrative Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or Disability), and location of residence shall be required of all applicants for benefits.

13.2 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrative Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

          (i) The Participant or Beneficiary whose claim has been denied shall file with the Administrative Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Administrative Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

         (ii)  The Administrative Committee shall, within thirty
     (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Administrative Committee in support of his appeal. The Participant or Beneficiary shall be given not less than ten
     (10) days' notice of the date set for the hearing.

        (iii) The Administrative Committee shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrative Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Administrative Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

         (iv) The Administrative Committee shall render a deter-mination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.

                           ARTICLE XIV

                    AMENDMENT OR TERMINATION
14.1 Exclusive Benefit.  Except as otherwise provided in
Section 18.1, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Subject to this provision, the Plan may be amended at any time by action of the Board of Directors, and any amendment may be given retroactive effect; provided, however, that no amendment shall have the effect of depriving any Participant or Beneficiary of all or any part of the amount then to the credit of his account under the Plan.

14.2 Termination. The Plan may be terminated or partially terminated at any time by the Board of Directors. In the event of termination or partial termination of the Plan or a complete discontinuance of contributions under the Plan, no contribution shall be made thereafter with respect to affected Participants except for a month or year the last day of which coincides with or precedes such termination or partial termination; no distri-bution with respect to affected Participants shall be made except either as provided in the Plan or as determined by said Board of Directors; the rights of all affected Participants to the amounts to the credit of their accounts as of the date of such termina-tion or partial termination shall vest; and no person shall have any right or interest except with respect to the Trust Fund.

                           ARTICLE XV

                          MISCELLANEOUS
15.1 Anti-Alienation. Except as otherwise required by law, no benefit under the Plan shall be subject in any manner to antici-pation, alienation, sale, transfer, assignment, pledge, encum-brance or charge and shall not be subject to attachment, garnish-ment or other legal process. Notwithstanding the foregoing and any other provision of the Plan to the contrary, distribution of the amount to the credit of a Participant's accounts shall be made in accordance with the terms of a qualified domestic relations order to a Participant's spouse, former spouse, child or other dependent or any person specified in such order provided such order and the terms thereof meet the requirements of
Section 206(d) of ERISA.

15.2 Not a Contract of Employment. Neither the establishment of the Plan nor participation therein shall confer upon any person any right to be continued as an Employee of the Employer, and the Employer reserves the right to discharge any Employee whenever, in its sole judgment, the interest of the Employer so requires. The Plan shall be construed, administered and enforced according to the laws of the State of New York, except to the extent that State law shall have been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

15.3 Incapacity. If a Participant or Beneficiary to whom benefits shall be due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Trustee, the Trustee shall have the right to determine to whom such benefits shall be paid for the benefit of such Participant or Beneficiary.

15.4 Current Address. Each Participant and Beneficiary shall keep the Employer advised of his or her current address. If amounts become distributable under the Plan and the Employer is unable to locate the Participant or Beneficiary to whom the distributions are payable, the Accounts of such Participant or Beneficiary shall be closed after three (3) years from the time such distributions first become payable and the amount then to the credit of such accounts shall be applied to reduce Employer contributions. If, however, such Participant or Beneficiary sub-sequently makes proper claim to the Employer for such amount, the amount to which the Participant or Beneficiary is entitled will be restored to the Trust Fund by the Employer out of its next contribution, if any, and will be distributable in accordance with the terms of the Plan.

                           ARTICLE XVI

                           LIMITATIONS
16.1 In General. In no event shall the annual additions for any Participant under this Plan when aggregated with annual additions under any other tax-qualified defined contribution plan maintained by the Employer exceed the maximum permitted from time to time under Section 415 of the Code. Nor shall the sum of any Participant's defined benefit fraction and defined contribution plan fraction in any Plan Year exceed 1.0, as such terms are defined and calculated under Section 415 of the Code.
16.2 Priority. Should the limitations of Section 415 of the Code be exceeded for any Participant, any required reduction of his benefits to comply with Section 415 shall be made in the following order of priority:

          (i) from the Employee's Savings Account under this Plan, if any;

         (ii)  from the Employee's Employer Matching Contribution
     Account under this Plan, if any;

        (iii)  from the Employee's ESOP Account under this Plan;

         (iv) from the Employee's accrued benefit under the Employer's Retirement Plan.


16.3 Special Limitation. Notwithstanding the foregoing, for purposes of satisfying the provisions of Section 415(c)(6) of the Code, in no event shall more than one-third (33-1/3%) of the Employer contributions for any Plan Year (including the cost to the Trust Fund of any shares withdrawn from an Employer Stock Suspense Account during such Plan Year) be allocated to highly compensated employees (as such term is defined in Section 414(q) of the Code).

                          ARTICLE XVII

                   MERGERS, CONSOLIDATIONS AND
                  ASSETS OR LIABILITY TRANSFERS


17.1 In General. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary under the Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                          ARTICLE XVIII

                 PLAN EFFECTIVENESS CONDITIONED


18.1 In General. Employer contributions under the Plan are conditioned upon the receipt of a determination from the Internal Revenue Service that the Plan and Trust meets the requirements of an employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code. The Plan shall be ineffective and Employer contributions shall be returned to the Employer if such determination is not received, provided the return of Employer contributions is made within one year after the Service's notice that the Plan does not meet such requirements.

                           ARTICLE XIX

                      TOP-HEAVY PROVISIONS


19.1 In General. This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the Aggregate Accounts of all Key Employees and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant has not received any compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the five-year period ending on the Determination Date, the Aggregate Account for such Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan.


19.2 Definitions.

     (a) "Aggregate Account" - A Participant's Aggregate Account as of the Determination Date is the sum of:

          (1) The balances of his accounts as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

          (2) An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

          (3) Any Plan distributions made within the Plan Year includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group, will be counted. Furthermore, distributions from the Plan (including the cash value of life insurance policies) of a Participant's Account balances because of death shall be treated as a distribution for the purposes of this paragraph;

          (4) Any Employee contributions, whether voluntary or mandatory;

          (5) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfer it shall be considered as a distribution for the purposes of this
     Article XIX. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance; and

          (6) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this
     Article XIX. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Parti-cipant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

     (b)  "Aggregation Group" - shall mean either a Required
Aggregation Group or a Permissive Aggregation Group as herein-after determined.

          (1) "Required Aggregation Group" - In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and/or 410 of the Code will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

          In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

          (2) "Permissive Aggregation Group" - The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

          (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

          (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

     (c) "Determination Date" - shall mean (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan
Year, the last day of such Plan Year.

     (d) "Top-Heavy Group" - shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

          (1)  the present value of accrued benefits of Key
     Employees under all defined benefit plans included in the group and

          (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

     (e)  "Key Employee" - shall mean an Employee defined in
Section 416(i) of the Code and the Treasury Regulations there-under. Generally, this shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is or was:

          (1) An officer of the Employer (as that term is defined within the meaning of the regulations under
     Section 416 of the Code) having annual "415 compensation" greater than 50 percent of the amount in effect under
     Section 415(b)(1)(A) of the Code for any such Plan Year;

          (2) One of the ten employees having annual "415 compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (0.5%) interest and the largest interests in the Employer;

          (3) A "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Section 318 of Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers; or

          (4) A "one percent owner" of the Employer having an annual "415 compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and
     (m) of the Code shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

     (f)  "Non-Key Employee" - shall mean any Employee or former
Employee (and his Beneficiaries) who is not a Key Employee.


19.3 Minimum Allocations.  For any Plan Year during which the
Plan is a Top-Heavy Plan pursuant to Section 19.1, any Employer contribution for such Plan Year shall be allocated as follows:

     In the event the Plan becomes top-heavy for any Plan Year, all plans in the Required Aggregation Group will also be top-heavy for such year and all Non-Key Employees will be participating in more than one Top-Heavy Plan. In such event there shall be provided to each Non-Key Employee under the Employer's Retirement Plan covering such Non-Key Employee a minimum benefit equal to:

     (a) An annual retirement benefit (with no ancillary benefits) commencing at normal retirement at or after age 65 equal to 3% of his average annual compensation for each year of service during which such plan was top-heavy, excluding any such service in excess of ten (10) years; minus

     (b) The amount of such retirement benefit which could be purchased for such Employee by application of all amounts allocated to his Accounts under this Plan and each defined contribution plan of the Employer as the result of Employer contributions, and forfeitures for all Plan Years during which such Employee was a Participant, but excluding any such allocations which were forfeited by such Employee. The deter-mination of the amount of such retirement benefit which could be purchased for each Non-Key Employee shall be made by the Employer's independent actuaries as of the date of such Employee's termination of service and shall utilize the earnings and actuarial assumptions most recently published by the Pension Benefit Guaranty Corporation.

     (c) Average annual compensation of a Non-Key Employee for purposes of the foregoing shall mean his average annual aggregate compensation, as determined under Section 415(c)(3) of the Code, for the five (5) consecutive years of his service resulting in the highest such average, or for the actual years of his service if fewer than five (5), but in no event shall any compensation in excess of $200,000 be counted for any year.


19.4 Top-Heavy Plan Vesting. Notwithstanding the then applicable provisions of Section 11.3, if the Plan becomes a Top-Heavy Plan in any Plan Year, the account balances of all Participants with two (2) or more Years of Service at the end of such Plan Year shall be at least 20% vested and nonforfeitable.


19.5 Top-Heavy Compensation. In the event the Plan becomes a Top-Heavy Plan, a Participant's Compensation taken into account for purposes of the Plan shall not exceed $200,000 for each Plan Year in which the Plan continues to be a Top-Heavy Plan, except that such maximum shall be automatically adjusted without Plan amendment to reflect cost-of-living adjustments made to such amount by the Secretary of the Treasury pursuant to
Section 416(d)(2) of the Code.

19.6 Super Top-Heavy Plan. In the event the Plan becomes a Super Top-Heavy Plan in any Plan Year, the combined benefit limitation applicable to any Employee participating in a defined benefit plan and a defined contribution plan of one or more employers in a "controlled group" within the meaning of Section 414 of the Code, shall be reduced for such Plan Year from 1.25 to 1.0 for purposes of Sections 416(e)(2)(B) and 416(e)(3)(B) of the Code. The Plan shall be considered to be a Super Top-Heavy Plan in any Plan Year if the percentage determined under Section 20.1 for such Plan Year equals or exceeds ninety percent (90%).

                            EXHIBIT I


               MONTHS OF                     SERVICE
                SERVICE                      FACTOR

                   0                            0
                   1                           4.81
                   2                           9.49
                   3                          14.06
                   4                          18.52
                   5                          22.86
                   6                          27.08
                   7                          31.19
                   8                          35.19
                   9                          39.06
                  10                          44.21
                  11                          46.47
                  12                          50.0
                  13                          53.41
                  14                          56.71
                  15                          59.90
                  16                          62.97
                  17                          65.92
                  18                          68.75
                  19                          71.47
                  20                          74.08
                  21                          76.56
                  22                          78.94
                  23                          81.19
                  24                          83.33
                  25                          85.36
                  26                          87.27
                  27                          89.06
                  28                          90.74
                  29                          92.31
                  30                          93.75
                  31                          95.08
                  32                          96.30
                  33                          97.40
                  34                          98.38
                  35                          99.25
                  36                         100.0

                          EXHIBIT 4(b)


                Amendment No. 1 to the Moog Inc.
                Savings and Stock Ownership Plan

                        AMENDMENT NO. ONE

                         to the Restated

           MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN


          WHEREAS, the Moog Inc. Savings and Stock Ownership Plan
(formerly known as the Moog Inc. Savings and Investment Plan and hereinafter referred to as the "Plan") was established effective
January 1, 1985;

          WHEREAS, the Plan was amended and restated effective
October 1, 1989;

          WHEREAS, AlliedSignal Inc. ("AlliedSignal"), Moog Inc.
and Moog Torrance Inc. entered into a stock purchase agreement dated as of June 7, 1994 for which the closing occurred as of the end of the day on June 17, 1994;

          WHEREAS, Moog Inc. offered employment, as of the closing date of the stock purchase, to certain AlliedSignal employees, and those employees who accepted the offer are referred to as the "Transferred Employees";

          WHEREAS, the stock purchase agreement provides for the transfer, from the AlliedSignal Savings Plan (the "AS Savings
Plan"), of the Transferred Employees' respective AS Savings Plan
Accounts (the "Accounts"); and

          WHEREAS, Moog Inc. wishes to amend the Plan to provide for the transfer to the Plan of the Accounts.

          NOW, THEREFORE, the Plan is hereby amended effective
June 18, 1994 as follows:

          1. Section 1.33 is amended by adding the following paragraph at the end thereof:

               "(d) For participation and retirement eligibility and vesting purposes, each Transferred Employee (as defined in Section 20.1) shall be credited under the Plan with service credited under the AS Savings Plan (as defined in Section 20.1)."

          2. Section 2.1 is amended by adding the following sentence at the end thereof:

"Notwithstanding the foregoing, a Transferred Employee (as defined in Section 20.1) who is credited under the Plan with at least one Year of Service as of June 18, 1994 shall initially be eligible to participate in the Plan on June 18, 1994."

          3. Section 11.7 is amended and restated to read as follows:

               "11.7  Termination of Service for Any Other
Reason. If a Participant's service is terminated for any reason other than Retirement, Disability, death or layoff, the amount to the credit of his accounts as of the last day of the calendar month preceding such termination date shall be distributed to him as soon thereafter as practicable; provided, however, that no lump sum distribution shall be made to a Participant unless he consents in writing to such distribution or unless the amount of such distribution which is attributable to the then value of his accounts does not exceed $3,500. If any such Participant refused to consent to a lump sum distribution, the amount to the credit of his accounts shall remain in the Trust Fund subject to periodic revaluation and the risk of loss provisions of
Section 11.5, and the amount to the credit of his accounts as of the day on which he attains age 70-1/2 or the date the Administrative Committee receives notice of his death or the date on which he gives such consent, whichever is the earliest, shall be distributed in a lump sum as soon thereafter as practicable, to him, if living or, if not, to his Beneficiary, or if none, to his estate.

               For purposes of determining whether the value of a Participant's accounts does not exceed $3,500, the combined value of the Participant's AS Savings Plan Account (as defined in
Section 20.1) and his other accounts under the Plan shall be considered."

          4.   Section 17.2 is added to read as follows:

               "17.2 Transfer of Assets and Liabilities from AS Savings Plan. Effective on or after July 31, 1994, the Plan shall have transferred to it the AS Savings Plan Accounts (as defined in Section 20.1) and the corresponding liabilities with respect to the Transferred Employees (as defined in Section 20.1), such Accounts consisting of cash, promissory notes evidencing participant loans from the AS Savings Plan, and AlliedSignal Inc. Common Stock (as defined in Section 20.1). As a result of and subsequent to the transfer, the AS Savings Plan Accounts shall be subject to the terms and conditions of this Plan, including the terms and conditions specific to the Accounts which are provided in Article XX. Nothing contained herein shall reduce the amount of any Transferred Employee's AS Savings Plan Account or eliminate an optional form of benefit with respect to benefits attributable to service before the transfer (as provided in Section 204(g) of ERISA)."

          5.   Article XX is added to read as follows:

                           "ARTICLE XX
               20.1 Definitions. As used in this Article XX in the singular or plural, unless otherwise clearly or necessarily indicated by the context:

               (a) "AS Account" and "AS Savings Plan Account" mean an account transferred from the AS Savings Plan and maintained for a Transferred Employee in accordance with
Section 17.2.  Subaccounts shall be maintained within each AS

Account to reflect the value of After-Tax Contributions, Before-Tax Contributions, AS Contributions, and, where applicable, a Transferred Employee's IRA Account and Rollover Contributions. The Employer or the Administrative Committee shall allocate to each subaccount the attributable investment gains and losses and expenses, and shall adjust such subaccount for withdrawals, distributions and other credits and charges.

               (b)  "After-Tax Contributions" means Transferred
Employee contributions which were made on an after-tax basis to the AS Savings Plan.

               (c)  "AlliedSignal" means AlliedSignal Inc., a
Delaware corporation.

               (d) "AlliedSignal Common Stock" means the common stock of AlliedSignal.

               (e)  "Before-Tax Contributions" means Transferred
Employee contributions which were made on a pre-tax basis to the AS Savings Plan.

               (f) "Early Retirement" means "retirement" or "early retirement", within the meaning of the AlliedSignal pension plan in which a Transferred Employee participated as of June 17, 1994, at any age prior to the "normal retirement age" under the pension plan as defined in Section 411(a)(8) of the Code.

               (g) "AS Contributions" means amounts contributed by an employer and credits thereto which arose from forfeitures pursuant to the provisions of the AS Savings Plan.

               (h)  "IRA Account" means the separate AS Savings
Plan account in which IRA contributions by former participants in the SSP, and the investment results thereof, were held pursuant to the provisions of the AS Savings Plan.

               (i)  "AS Savings Plan" means the AlliedSignal
Savings Plan, as such plan existed immediately prior to the transfer of AS Accounts to this Plan.

               (j) "Reduction-in-Force" means the termination of a Transferred Employee's employment because of a manpower reduction or reorganization by the Employer.

               (k) "Retirement" means "retirement" within the meaning of the AlliedSignal pension plan in which a Transferred
Employee participated as of June 17, 1994, including Early
Retirement.

               (l)  "SSP" shall mean The Signal Companies, Inc.
Savings and Stock Purchase Plan, as such plan existed immediately prior to its merger into the AS Savings Plan.

               (m) "Transferred Employee" means an AlliedSignal employee offered employment by Moog Inc., as of the closing date under the stock purchase agreement dated as of June 7, 1994 entered into by AlliedSignal, Moog Inc. and Moog Torrance Inc., provided that such individual accepted the offer of employment.

               (n) "Valuation Date" means the last day of each month.

               20.2 Investment of AS Accounts. The AS Accounts may be invested, pursuant to each Transferred Employee's instructions, in any investment fund established pursuant to
Section 10.3 for the purpose of investing contributions under the Plan; provided, however, that until the Administrative Committee establishes otherwise, shares of AlliedSignal Common Stock transferred to the Plan from the AS Savings Plan shall be held by the Trustee pursuant to each Transferred Employee's instructions; provided, further, that no additional shares of AlliedSignal Common Stock shall be purchased and any dividends with respect to AlliedSignal Common Stock shall be invested in other investment funds under the Plan. To the extent that a Transferred Employee's AS Account is invested in Employer Stock pursuant to the Transferred Employee's instructions, such investment in Employer Stock may not be reinvested in any other investment vehicle or fund under the Plan, except as otherwise permitted by any other provision of the Plan.

               20.3 Transferred Employees' AS Accounts and
Subaccounts.

               (a) AS Accounts and Subaccounts. There shall be established for each Transferred Employee a separate AS Account, to which shall be transferred all of each Transferred Employee's After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, AS Contributions and IRA Account contributions under the AS Savings Plan as of the transfer date. Subaccounts shall be maintained within each AS Account to reflect the value of After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, AS Contributions and IRA Account contributions.

               20.4 Vesting. Each Transferred Employee shall have a full and immediate vested interest in his or her AS
Savings Plan Account.

               20.5 Distributions.

               (a) Amount of Benefits. Notwithstanding any other provision of the Plan to the contrary, the amount of benefits payable to a Transferred Employee (or his or her Beneficiary), with respect to the Transferred Employee's AS Account, after the Transferred Employee has terminated employment or upon attaining age 70-1/2 shall be based on the fair market value of the Transferred Employee's AS Account, determined as of the applicable Valuation Date described in paragraph (b) below.

               (b)  Methods of Payment.

                    (i)  Retirement, Reduction-in-Force,
     Disability, or Attainment of Age 70-1/2.  A Transferred

     Employee who terminates employment as a result of Retirement, Reduction-in-Force or Disability, or who continues as an Employee (or as a former Employee who continues to receive base pay from the Employer or a related company after termination of the employer-employee relationship) after attaining age 70-1/2 shall be entitled to receive a distribution of his or her AS Account in either
     (x) a single payment or (y) annual or at least 5 quarterly installments over a period specified by the Transferred Employee not to exceed 25 years. Effective for distributions commencing on or after September 1, 1993, annual or quarterly installment distributions may be received over a period specified by the Transferred Employee not to exceed 40 years.

                         (A)  Single Sum Payment.  A Transferred
          Employee may select a Valuation Date which will be used in calculating the amount of a single sum payment.
          Such Valuation Date must coincide with or follow the termination of employment. The Transferred Employee shall specify a single payment and the mode of distribution pursuant to paragraph (e) of this
          Section 20.5. Payment shall be made as soon as practicable after the applicable Valuation Date. A Transferred Employee may make one prospective change in any of the elections made prior to the Valuation Date originally selected. In no event may such Valuation Date be later than the last Valuation Date of February in the year following the year in which the Transferred Employee attains age 70-1/2.

                         (B)  Annual or Quarterly Installments.
          A Transferred Employee may select the frequency of installment payments (either annual or quarterly), the initial Valuation Date (which shall be the last Valuation Date in the calendar year in the case of annual installments (the "annual Valuation Date") or the last Valuation Date of a calendar quarter in the case of quarterly installments (the "quarterly Valuation Date")), and the mode of distribution pursuant to paragraph (e) of this Section 20.5, provided such selection is made on or before the initial annual Valuation Date or initial quarterly Valuation Date so selected and such Valuation Date coincides with or follows the termination of employ-ment. Payments will be made as soon as practicable after the annual Valuation Date of each year, in the case of annual installments, or as soon as practicable after each quarterly Valuation Date in each year. A Transferred Employee may make one prospective change in any of the elections made, provided such change is made prior to the initial annual Valuation Date or initial quarterly Valuation Date, whichever is applicable. In no event may the initial annual Valuation Date or initial quarterly Valuation Date be later than the December 31 that is coincident with or immediately follows the date on which the Transferred Employee attains age 70-1/2. In addition, a Transferred Employee who has selected annual installments may, after such installments have commenced, elect on or before December 1 of each year payment of a specific dollar amount, up to the remaining balance in the Transferred Employee's AS Account for the annual installment payable with respect to the annual Valuation Date of the year in which such election is made. A Transferred Employee who has selected quarterly installments may, after such installments have commenced, elect on or before September 1 of each year payment of a specific dollar amount, up to the remaining balance in the Transferred Employee's AS Account, for the total of the four quarterly installments received in the year in which such election is made. In the case of annual installments, such dollar amount, or, if greater, the annual installment amount otherwise payable hereunder without regard to such election, shall be paid as soon as practicable after the annual Valuation Date next following the election. In the case of quarterly installments, the September Valuation Date quarterly installment for the year in which such election is made will be an amount equal to the greater of (x) the excess of the dollar amount elected for the four quarterly installments for the year in which such election is made over the aggregate amount of the first three preceding quarterly installments in such year, or
          (y) the amount of such September Valuation Date quarterly installment determined without regard to the election. Anything in this subparagraph (b)(1)(B) to the contrary notwithstanding, a Transferred Employee may elect, as of any Valuation Date, to take a single sum payment of the remaining balance in his or her AS Account.

                         (C)  Default Payment.  Selection under
          subparagraph (A) above must be made on or before the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2. Selection under subparagraph (B) above must be made on or before the December 31st which coincides with or immediately follows the date the Transferred Employee attains age 70-1/2. In the absence of a timely selection, distribution shall be made in a single sum payment as soon as practicable after the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2. In no event may the Valuation Date be later than the Valuation Date of the February that follows the calendar year in which the Transferred Employee attains age 70-1/2.

                    (ii) Death.  Upon the death of a Transferred
     Employee, whether or not the Transferred Employee previously terminated employment and whether or not distribution of the Transferred Employee's AS Account has previously commenced, there shall be distributed to the Transferred Employee's Beneficiary, as soon as practicable, but in no event later than one year after the close of the Plan Year of the Transferred Employee's death, the entire remaining AS Account of the Transferred Employee. Such distribution shall be in a single payment. Notwithstanding the foregoing, distribution of the AS Account of a Transferred Employee who was a Transferred Employee in the SSP on December 31, 1989 may be made, at the election of such Transferred Employee's Beneficiary, in annual installments as described in paragraph (b)(i)(B) of this Section 20.5.

                    (iii)     Termination of Employment for
     Reasons other than Retirement, Reduction-in-Force, Disability or Death. A Transferred Employee who terminates employment for a reason other than Retirement, Reduction-in-Force, Disability or Death shall be entitled to receive a distribution of his or her AS Account in a single payment.
     A Transferred Employee may select a current or future Valuation Date which will be used in calculating the amount of the single sum payment. In addition to specifying the Valuation Date, the Transferred Employee shall elect the mode of distribution pursuant to paragraph (e) of this
     Section 20.5. Payment shall be made as soon as practicable after the applicable Valuation Date. A Transferred Employee will have one opportunity, prior to the Valuation Date previously selected to change a prior election (whether as to Valuation Date or mode of distribution). In no event, however, may the Valuation Date elected be later than the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2.

               (c) Cash-Outs. Notwithstanding paragraph (b) above, if the combined value of a Transferred Employee's AS Account and his or her other accounts under the Plan as of the Valuation Date immediately preceding the Transferred Employee's termination of employment does not exceed $3,500, the Transferred Employee shall receive an immediate single payment of his or her accounts as soon thereafter as practicable.

               (d)  Minimum Distributions.  Notwithstanding
anything to the contrary in this Plan, if a Transferred Employee elects (either initially or by a prospective change) installment payments (annual or quarterly) with respect to his or her AS Account, then, in addition to the installment payments otherwise payable to the Transferred Employee pursuant to this Section 20.5 based upon such election, there shall be such additional payments made to the Transferred Employee as are necessary to satisfy the requirements of Section 11.1(b).

               (e)  Mode of Distribution.  A Transferred
Employee's AS Account shall be distributed in cash; provided, however, that to the extent that the Trustee holds on behalf of the Transferred Employee any shares of AlliedSignal Common Stock transferred from the AS Savings Plan, the portion of the AS Account invested in AlliedSignal Common Stock shall be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares) or in cash, as the Transferred Employee or, where applicable, each of a Transferred Employee's Beneficiaries, may elect under paragraph (b) of this
Section 20.5; provided, further, that in the absence of an election an AS Account having (x) less than 10 shares of AlliedSignal Common Stock will be distributed in cash, and (y) 10 or more shares of AlliedSignal Common Stock will be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares).

               (f)  Order of Distributions.  Installment
distributions shall be made from the following subaccounts in the order set forth below, as the accounts described in each successive subparagraph are exhausted:

                    (i)  After-Tax Contributions.  Installment
     distributions from a Transferred Employee's After-Tax
     Contributions and earnings thereon in the following order:

                         (A)  An amount equal to all or part of
          the Transferred Employee's pre-1987 After-Tax Contributions then remaining in his or her AS Account (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions,

                         (B)  An amount equal to all or a pro
          rata portion of the Transferred Employee's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on the Transferred Employee's pre-1987 After-Tax Contributions (including in each instance Rollover Contributions made before June 1, 1993, which are considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings.

                    (ii) IRA Account.  All or part of the
     Transferred Employee's IRA Account and the earnings thereon,

                    (iii)     Rollover Contributions.  All or
     part of the Transferred Employee's Rollover Contributions made on and after June 1, 1993 and earnings thereon in his or her Rollover Contribution subaccount,

                    (iv) AS Contributions. All or part of the Transferred Employee's AS Contributions and the earnings thereon, and

                    (v)  Before-Tax Contributions.  All or part
     of the Transferred Employee's Before-Tax Contributions and the earnings thereon.

               (g)  Distribution Procedures.  Installment
distributions shall be made pro rata from those investment funds in which the respective subaccounts being distributed under paragraph (f) are invested as of the applicable Valuation Date.

               20.6 Withdrawals.

               (a) Withdrawals from AS Account. A Transferred Employee who is on the payroll of an Employer may elect to withdraw from his or her AS Account in accordance with the provisions of this Section 20.6, and according to the order prescribed in this Section 20.6. Withdrawals hereunder shall be according to the order in which subparagraphs (i) through (v) are presented, as the amounts described in each successive subparagraph are exhausted, pro rata from the investment funds in which the respective subaccounts are invested; provided, however, that to the extent that a Transferred Employee's subaccounts are invested in Employer Stock pursuant to the Transferred Employee's instructions, such investments in Employer Stock shall not be withdrawn unless the withdrawal occurs pursuant to the financial hardship provisions of Section 11.9(c). A Transferred Employee's election to withdraw any amounts from the Plan shall be satisfied by withdrawing from his or her AS Account, in accordance with the provisions of this Section 20.6, before withdrawing any amounts from his or her other accounts under the Plan.

                    (i)  After-Tax Contributions.  A Transferred
     Employee may elect to withdraw all or part of his or her After-Tax Contributions and the earnings thereon. Any such withdrawal shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

                         (A)  An amount equal to all or part of
          the Transferred Employee's pre-1987 After-Tax Contributions then remaining in his or her AS Account (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions;

                         (B)  An amount equal to all or a pro
          rata portion of the Transferred Employee's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on pre-1987 After-Tax Contributions (including in each instance Rollover Contributions made before June 1, 1993, which are considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contri-butions and such earnings. Any withdrawal of After-Tax Contributions by a Transferred Employee who has not completed 60 months of participation shall result in a suspension of Employer contributions under the Plan for a period of 90 days immediately following such withdrawal.

                    (ii) IRA Account. A Transferred Employee may elect to withdraw all or part of the Transferred Employee's
     IRA Account and the earnings thereon.

                    (iii)     Rollover Contributions.  A
     Transferred Employee may elect to withdraw all or part of his or her Rollover Contributions made on or after June 1, 1993 and the earnings thereon in his or her Rollover
     Contribution subaccount.

                    (iv) AS Contributions.  A Transferred
     Employee may elect to withdraw all or part of his or her AS Contributions and the earnings thereon. Any such withdrawal by a Transferred Employee who has not completed 60 months of participation shall result in a suspension of Employer contributions under the Plan for a period of three months immediately following such withdrawal.

                    (v)  Before-Tax Contributions.

                         (A)  Post-Age 59-1/2 Withdrawals.  A
          Transferred Employee who has attained age 59-1/2 may elect to withdraw all or part of his or her Before-Tax
          Contributions and the earnings thereon.

                         (B)  Pre-Age 59-1/2 Hardship
          Withdrawals. Distribution of part or all of a Transferred Employee's Before-Tax Contributions and the earnings thereon (to the extent permitted under the Plan) may occur pursuant to the financial hardship provisions of Section 11.9(c).

               (b)  Withdrawal Procedures.  A Transferred
Employee may elect to make a withdrawal under this Section 20.6, except for hardship withdrawals made pursuant to Section 20.6(a)(v)(B), as of any current Valuation Date, provided that no other withdrawal under this Section 20.6 has been made within three months of said Valuation Date. The amount available for withdrawal shall be based on the value of the Transferred Employee's AS Account as of the Valuation Date elected, except that amounts invested in Employer Stock pursuant to the Transferred Employee's instructions shall not be withdrawn unless the withdrawal occurs pursuant to the financial hardship provisions of Section 11.9(c). Any withdrawal shall be in an amount not less than the lesser of (i) $300 or (ii) the amount available for withdrawal. Any withdrawal of AlliedSignal Common Stock, other than a pre-age 59-1/2 hardship withdrawal, shall be made in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares) unless the Transferred Employee elects to have the Trustee sell all such shares and distribute cash. In the absence of an election, an AS Account having (x) less than 10 shares of AlliedSignal Common Stock will be distributed in cash and (y) 10 or more shares of AlliedSignal Common Stock will be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares). Any pre-age 59-1/2 hardship withdrawal and any other withdrawal which is made at the same time as the pre-age 59-1/2 hardship withdrawal shall be in cash.

               Any withdrawal under this Section 20.6 shall be distributed to the Transferred Employee as soon as practicable following the Valuation Date used to determine the amount available for withdrawal.

               20.7 Participant Loans.

               (a) Eligibility for Loans. Transferred Employees shall not be permitted to obtain a loan from their AS Account in the Plan; provided, however, that each participant loan transferred to the Plan from the AS Savings Plan may remain outstanding pursuant to the terms of such loan as of the transfer, but no such loan shall be renewed or extended.

               (b)  Terms of Loans.

                    (i)  Each loan shall be evidenced by a
     promissory note and security agreement setting forth the Transferred Employee's obligation to repay the borrowed amount, in such form and with such provisions consistent with this paragraph as is acceptable to Moog Inc.

                    (ii) The established interest rate on a loan shall have been a reasonable rate of interest as determined by AlliedSignal.

                    (iii)     The principal amount of any loan
     and the accrued interest thereon shall be repaid by approximately equal payroll deductions which shall be irrevocable until the outstanding principal balance of the loan, and all accrued interest thereon, is paid in full. A Transferred Employee who is on a leave of absence may make periodic payments by certified check to satisfy the outstanding principal balance of the loan and interest thereon; provided, payments continue to be made no less frequently than each calendar quarter and are made on a substantially level basis. If a Transferred Employee becomes disabled, loan repayments will continue to be made by payroll deduction as long as the Transferred Employee remains on the payroll of the Employer. The outstanding loan balance may be prepaid in full on any Valuation Date without penalty. The term of any loan shall have been selected by the Transferred Employee and shall be for a period not less than two months and not more than 60 months, provided, however, that a loan which was used by the Transferred Employee to acquire his or her principal residence may have a term of up to 25 years.

                    (iv) If a Transferred Employee ceases to be subject to payroll deductions and is not permitted to make loan repayments by certified check or, if a Transferred Employee who is permitted to make loan repayments by certified check fails to timely make any periodic payment by certified check, the outstanding principal balance of the loan and all accrued interest thereon shall be immediately due and payable and if not paid within ten days after receipt of written notice of the amount due, such loan shall be deemed to be in default. In the event a Transferred Employee defaults on a loan, Moog Inc. may foreclose on the loan by deducting the unpaid outstanding principal balance of the loan and the interest accrued thereon from the Transferred Employee's AS Account; provided, however, that no foreclosure on the Transferred Employee's AS Account, to the extent such loan is secured by Before-Tax Contributions, shall be made until the earliest time such Before-Tax Contributions may be distributed without violating any provisions of Section 401(k) of the Code and the regulations issued thereunder.

                    (v)  Upon the election, or upon a deemed
     election as a result of a failure to timely make an election, of the distribution of the Transferred Employee's interest in the Plan, any portion of a loan which is still outstanding shall be treated as having been distributed to the Transferred Employee at that time.

               (c)  Repayment of Loan.  Repayments of Transferred
Employee loans shall be invested in accordance with the Transferred Employee's investment instructions in effect for contributions to the Plan at the time of the repayment.

               (d) Loan Security. The loan shall be secured by a lien on a Transferred Employee's AS Account (excluding the portion, if any, consisting of the IRA Account) to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

               20.8 AlliedSignal Common Stock.

               (a) Custody and Voting of AlliedSignal Common Stock. All shares of AlliedSignal Common Stock transferred to the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. The Trustee, itself or by proxy, shall vote the shares of AlliedSignal Common Stock in AS Accounts as it, in its sole discretion, chooses.

               (b)  Tender of AlliedSignal Common Stock.

                    (i)  Each Transferred Employee (or, in the
     event of a Transferred Employee's death, the Transferred Employee's Beneficiary) shall have the right, to the extent of shares of AlliedSignal Common Stock allocated to the Transferred Employee's AS Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to AlliedSignal Common Stock. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Transferred Employee such information as will be distributed to shareowners of AlliedSignal, in connection with any such tender or exchange offer. If the Trustee shall not receive timely directions from a Transferred Employee as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of AlliedSignal Common Stock with respect to which such Transferred Employee has the right of direction.

                    (ii) Cash proceeds received by the Trustee from the sale or exchange of any shares of AlliedSignal Common Stock pursuant to subparagraph (i) of this paragraph (b), shall be allocated to the AS Accounts and invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment. Property other than cash received by the Trustee from the sale or exchange of any shares of AlliedSignal Common Stock shall be sold and the proceeds thereof allocated to the AS Accounts and invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment.

               (c) AlliedSignal Common Stock Dividends. Any dividends with respect to shares of AlliedSignal Common Stock allocated to Transferred Employees' AS Accounts shall be invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment. Property other than cash received by the Trustee as a dividend with respect to shares of AlliedSignal Common Stock shall be sold and the proceeds thereof allocated to the respective AS Accounts and invested by the Trustee in accordance with the investment instructions in effect for contributions to the Plan at the time of the investment.

               (d) Notwithstanding any other provision of the Plan to the contrary, each Transferred Employee shall be a "named fiduciary" of the Plan, within the meaning of Section 402(A) of ERISA, to the extent that the Transferred Employee's AS Account is invested in AlliedSignal Common Stock pursuant to the Transferred Employee's instructions."


                                   MOOG INC.

                                   By:___________________________


                                   Attest:_______________________

Dated:  August __, 1994

(CORPORATE SEAL)

                          EXHIBIT 5(a)


Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber as to the legality of the shares registered.

                                   December 29, 1994



Moog Inc.
Jamison Road and Seneca Street
East Aurora, New York 14052-0018

     Re:  Moog Inc. - Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of the Moog Inc. Savings and Stock Ownership Plan (the "Plan"), covering 200,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock of Moog Inc. (the "Company") as well as interests in accounts under the Plan, we have examined and are familiar with the Restated Certificate of Incorporation and the By-Laws of the Company and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of New York.

          2. The 200,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock which may be issued by the Company, as well as interests in accounts under the Plan which may be issued by the Plan, pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and, with the exception of potential liability pursuant to Section 630 of the New York Business Corporation Law, non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,


                                   Phillips, Lytle, Hitchcock,
                                     Blaine & Huber

                          EXHIBIT 5(b)


Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber as to certain requirements of ERISA and the Code.






















































PAGE

                                   December 29, 1994



Moog Inc.
East Aurora, New York  14052-0018

Attention:     Mr. Joe C. Green,
               Executive Vice President and Chief Administrative
               Officer and Director

Gentlemen:

          As counsel to Moog Inc. (the "Company"), we are familiar with the text of the Moog Inc. Savings and Stock Ownership Plan, effective as of October 1, 1989, which has been adopted by the Board of Directors of the Company on May 14, 1991, and ratified by the shareholders at the Annual Meeting of Shareholders held February 16, 1988, Amendment No. One thereto, effective as of June 18, 1994, which has been approved by the Board on May 19, 1994 (the "Plan"), which are filed as exhibits to the Company's Registration Statement on Form S-8. The Plan is an amendment and restatement of the Plan which was effective on October 1, 1987, and which was an amendment, restatement and expansion of the Moog Inc. Savings and Investment Plan originally adopted effective January 1, 1985.

          The Plan is subject to the requirements of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), other than the provisions relating to minimum funding standards and plan termination insurance.

          The Plan has most recently been determined to be "qualified" under Section 401(a) of the Internal Revenue Code, as amended (the "Code"), by the District Director of Internal
Revenue in a determination letter dated October 20, 1988.

          The Company has advised us that it intends to continue to maintain the Plan as "qualified" under Section 401(a) of the Code, in satisfaction of the applicable requirements of Sections 401(k) and 4975(e)(7) of the same and has authorized such further technical changes to the Plan as might be necessary or advisable to continue such status and satisfaction of such requirements. Based on the foregoing, it is our opinion that the Plan, as in effect on September 30, 1994, will continue to comply with the applicable technical requirements of ERISA and the Code and will continue to be "qualified" under Section 401(a) of the Code.

          This opinion is limited to the legal requirements of continuing to qualify the Plan under the applicable provisions of the Code. We are unable to express any opinion as to whether the Plan will continue to qualify in operation because of the inherently factual nature of the tests applied by the Internal Revenue Service in determining whether the operation of any Plan continues to meet the Code requirements. However, we have no reason to believe that the Plan will not be able to continue to qualify in operation.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-8.

                                   Very truly yours,


                                   Phillips, Lytle, Hitchcock,
                                     Blaine & Huber

                          EXHIBIT 24(a)


                Consent of KPMG Peat Marwick LLP.

                 CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Moog Inc.:


We consent to incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-8 of Moog Inc. of: (i) our report dated November 23, 1994, which refers to the reports of other auditors, relating to the consolidated balance sheets of Moog Inc. and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended September 30, 1994, which report appears in the September 30, 1994 annual report on Form 10-K of Moog Inc. and,
(ii) our report dated March 29, 1994, relating to the statements of financial condition of Moog Inc. Savings and Stock Ownership Plan as of September 30, 1993 and 1992, and the related statements of income and changes in plan equity for each of the years in the three-year period ended September 30, 1993, which report appears in the September 30, 1993 annual report on Form 10-K/A of Moog Inc.



                                   KPMG PEAT MARWICK LLP


Buffalo, New York
December 29, 1994

                           EXHIBIT 24

                  Consents of Coopers & Lybrand

               Consent of Independent Accountants


We consent to the incorporation by reference in the prospectus constituting part of this registration statement on Form S-8 of Moog Inc. of our report dated November 23, 1994 on our audit of the consolidated financial statements of Moog Controls Limited (a wholly owned subsidiary of Moog Inc.) and subsidiaries as of September 30, 1994 and for the three years then ended, which report is included in the amended Annual Report on Form 10-K of Moog Inc. for the year ended September 30, 1994.


                                        Coopers & Lybrand


Gloucester, England
December 29, 1994

               Consent of Independent Accountants


We consent to the incorporation by reference in the prospectus constituting part of this registration statement on Form S-8 of Moog Inc. of our report dated November 21, 1994 on our audit of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 1994 and for the three years then ended, which report is included in the Annual Report on Form 10-K of Moog Inc. for the year ended September 30, 1994.


Coopers & Lybrand GmbH
Wirtschaftsprufungsgesellschaft



Stuttgart, Germany
December 29, 1994



































IIIsz
201211.03